UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ___ )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material under Rule 14a-12

ON ASSIGNMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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26745 Malibu Hills Road
Calabasas, California 91301

April 20, 2017

Dear Fellow Stockholder:

On behalf of your Board of Directors and management, you are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of On Assignment, Inc. (the “Company” or “On Assignment”), at which you will be asked to vote upon:

1.	the election of Peter T. Dameris, Jonathan S. Holman and Arshad Matin, as directors for three-year terms to expire at our 2020 Annual Meeting of Stockholders;
2.	an advisory vote to approve the Company's executive compensation for the year ended December 31, 2016;
3.	an advisory vote on the frequency of future advisory votes on executive compensation;
4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017; and
5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held on Thursday, June 8, 2017, at 9:00 a.m. Eastern Daylight Time, at the Ritz Carlton Georgetown located at 3100 South Street, N.W., Washington D.C. 20007. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon. Please promptly vote your shares by telephone, using the Internet, or by signing and returning your proxy in the enclosed envelope.

Before voting, you should carefully review all the information contained in the accompanying Proxy Statement.

Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, please vote your shares using one of the voting instruments available to you. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy card.

We thank you for your continued interest in On Assignment and look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Peter T. Dameris
Peter T. Dameris
Chief Executive Officer

26745 Malibu Hills Road
Calabasas, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 8, 2017

The 2017 Annual Meeting of Stockholders of On Assignment, Inc. will be held on Thursday, June 8, 2017, at 9:00 a.m. Eastern Daylight Time, at the Ritz Carlton Georgetown located at 3100 South Street, N.W., Washington D.C. 20007, for the purpose of considering and voting upon:

1.	the election of Peter T. Dameris, Jonathan S. Holman and Arshad Matin, as directors for three-year terms to expire at our 2020 Annual Meeting of Stockholders;
2.	an advisory vote to approve the Company's executive compensation for the year ended December 31, 2016;
3.	an advisory vote on the frequency of future advisory votes on executive compensation;
4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017; and
5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The expenses of printing proxy materials, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by On Assignment, Inc. Only stockholders of record at the close of business on April 10, 2017 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Please call (818) 878-7900 to obtain directions. However, to ensure your representation at the Annual Meeting, you may access your proxy card by going to www.envisionreports.com/ASGN, entering the information requested on your computer screen and following the simple instructions, or by calling (in the United States, U.S. territories, and Canada) toll free 1-800-652-VOTE (8683) on a touchtone telephone and following the simple instructions provided by the recorded message. The instructions for voting can be found with your proxy card, on the Notice, and on the website listed in the Notice. If you received or requested a printed version of the proxy card, you may also vote by mail. Any stockholder of record attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board,

/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Secretary
April 20, 2017
Calabasas, California

2017 PROXY STATEMENT
TABLE OF CONTENTS

SECTION
General Information about the Annual Meeting and Voting	1
Proposal One – Election of Directors	5
Approval of Proposal One	5
Continuing Directors	6
Advisers to the Board of Directors	8
Independent Directors and Material Proceedings	8
Role of the Board	8
Board Leadership Structure	8
Board Committees and Meetings	9
Risk Oversight	11
Meetings	11
Attendance of Directors at 2016 Annual Meeting of Stockholders	11
Director Compensation	12
Director and Executive Stock Ownership Guidelines	13
Director and Executive Officer Hedging Transactions Policy	13
Communicating with the Board	13
Ethics	13
Compensation Committee Interlocks and Insider Participation	13
Security Ownership of Certain Beneficial Owners and Management	14
Ownership of More than Five Percent of the Common Stock of On Assignment	14
Ownership of Management and Directors of On Assignment	15
Executive Compensation Discussion and Analysis	18
Stock Performance Graph	20
Compensation Consultant	21
Compensation Philosophy	21
Compensation Program Elements	24
Compensation Committee Report	33
Summary Compensation Table	34
Grants of Plan-Based Awards	35
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	36
2016 Outstanding Equity Awards at Fiscal Year End	38
2016 Option Exercises and Stock Vested	40
Payments Upon Termination or Change in Control	40
Equity Compensation Plan Information	43
Inducement Award Programs	43
Proposal Two – Advisory Vote on Executive Compensation	46
Vote Required	47
Board Recommendation	47
Proposal Three – Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	48
Vote Required	48
Board Recommendation	48
Proposal Four – Ratification of Appointment of Independent Registered Public Accounting Firm	49
Principal Accountant Fees and Services	49
Vote Required	49
Board Recommendation	49
Report of the Audit Committee	50
Certain Relationships and Related Transactions	51
Section 16(a) Beneficial Ownership Reporting Compliance	51
Other Matters	51
Where You Can Find Additional Information	51
Incorporation by Reference	52
Proposals by Stockholders	52
Miscellaneous	52
Annex A – Adjusted EBITDA Calculation	A-1

On Assignment, Inc.
26745 Malibu Hills Road
Calabasas, California 91301

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on

    Thursday, June 8, 2017

On Assignment, Inc. (the “Company,” “On Assignment,” “we,” “our,” or “us”) is providing these proxy materials in connection with the solicitation by the Board of Directors of On Assignment, Inc. (the “Board”) of proxies to be voted at On Assignment’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 8, 2017 at 9:00 a.m. Eastern Daylight Time, or at any adjournment or postponement thereof. This Proxy Statement, the proxy card and On Assignment’s Annual Report to Stockholders will be mailed to each stockholder entitled to vote at the Annual Meeting commencing on or about April 20, 2017.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers address some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as an On Assignment stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.

Who is soliciting my vote?

The Board of On Assignment is soliciting your vote at the 2017 Annual Meeting of Stockholders for the following matters:

Proposal 1: the election of Peter T. Dameris, Jonathan S. Holman and Arshad Matin, as directors for three-year terms to expire at our 2020 Annual Meeting of Stockholders;

Proposal 2: an advisory vote to approve the Company's executive compensation for the year ended December 31, 2016; and

Proposal 3: an advisory vote on the frequency of future advisory votes on executive compensation; and

Proposal 4: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.

If any such other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

What is included in the proxy materials?

Proxy materials include this Proxy Statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2017. The Company will provide without charge to each person solicited hereunder, upon the written request of any such person, a copy of the Annual Report, including the financial statements and the financial statement schedules thereto. This Proxy Statement and our Annual Report are available free of charge on our website (http://www.onassignment.com). Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this Proxy Statement.

Who may vote at the Annual Meeting?

The Board has set April 10, 2017, as the record date for the Annual Meeting. If you were the owner of shares of On Assignment, Inc. common stock at the close of business on April 10, 2017, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares held directly in your name with our transfer agent as a “holder of record” and shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

Delivery of Proxy Materials: What is Notice and Access?

In accordance with the e-proxy rules of the SEC, On Assignment will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, and brokers, bank and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name holders”) on or about April 20, 2017. The Notice describes the matters to be considered at the Annual Meeting and how the stockholders can access the proxy materials online. It also provides instructions on how those stockholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials, unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice. If you hold your shares in street name, you may request paper copies of the Proxy Statement and proxy card from your nominee by following the instructions on the notice your nominee provides you.

A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of 10 days before the Annual Meeting at our principal executive offices at 26745 Malibu Hills Road, Calabasas, California 91301, and at the time and place of the Annual Meeting.

How many shares must be present to hold the meeting?

A majority of On Assignment’s outstanding shares of common stock as of the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. On March 31, 2017, there were 52,794,871 shares of On Assignment common stock outstanding (all of which are entitled to vote at the Annual Meeting).

How many votes are required to approve each item?

Election of directors (Proposal 1) - Directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

Other proposals (Proposals 2, 3 and 4) - Stockholder approval of each of the other proposals, including the ratification of the appointment of an independent registered public accounting firm and the non-binding votes to approve executive compensation and the frequency of the vote on executive compensation, requires that the number of shares voted “for” the proposal exceed the number of shares voted “against” the proposal. These votes are advisory and are not binding on the Board or On Assignment. However, the Board will review the voting results and take them into consideration. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

How are votes counted?

With respect to the election of directors, you may vote "for," "withhold" or "abstain" with respect to each of the nominees for the Board. If you abstain authority to vote with respect to the director nominees, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of the nominees.

You may vote "for," "against" or "abstain" with respect to the advisory vote on executive compensation and the ratification of the appointment of our independent registered public accounting firm.

With respect to the advisory vote on the frequency of the advisory vote on executive compensation, you may vote to hold the advisory vote on executive compensation "every year," "every two years," "every three years" or "abstain."

If you sign and submit your proxy card without voting instructions, your shares will be voted FOR the director nominees put forth by the Board, FOR the approval of the advisory vote on executive compensation, and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

What if I abstain from voting?

If you attend the Annual Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists and your abstention will have no effect on the election of the nominees, and the same effect as a vote against the other proposals.

Will my shares be voted if I do not sign and return my proxy card or vote in person?

If you do not sign and return your proxy card or vote in person, your shares will not be voted at the Annual Meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. If a broker who holds shares for another person does not vote on a particular proposal because that broker does not have discretionary voting power for the proposal and has not received voting instructions from the owner of the shares, then a “broker non-vote” will occur. It is important that you vote your shares.

The election of directors and the advisory votes on executive compensation and the frequency of an advisory vote on executive compensation are non-routine matters, whereas the appointment of our independent registered public accounting firm is a routine matter. Therefore, if your shares are held in “street name” by your broker and you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the election of directors or the advisory votes on executive compensation or the frequency of the advisory vote on executive compensation. However, with regards to the ratification of the appointment of our independent registered public accounting firm, your broker will be permitted to vote your shares at its discretion. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but they will not be counted for purposes of determining whether the proposals have been approved.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

Proposal 1: FOR Peter T. Dameris, Jonathan S. Holman and Arshad Matin, the director nominees named in this Proxy Statement;

Proposal 2: FOR the proposal regarding an advisory vote to approve the Company's executive compensation for the year ended December 31, 2016; and

Proposal 3: EVERY YEAR for the proposal regarding an advisory vote on the frequency of future advisory votes on executive compensation; and

Proposal 4: FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

What do I need to do now?

All stockholders are urged to vote by telephone or on the Internet by following the instructions on the Notice. If you have properly requested and received a paper copy of this Proxy Statement, you may vote your shares by (a) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (b) completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided.

On Assignment stockholders may vote by mail or at the Annual Meeting. Most of our stockholders may vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the Notice.

How do I vote my shares without attending the Annual Meeting?

If you are a registered stockholder, you may access your proxy card by either:

•	Going to the following website: www.envisionreports.com/ASGN, entering the information requested on your computer screen, and then following the simple instructions;

•	Calling (in the United States, U.S. territories and Canada), toll free 1-800-652-VOTE (8683) on a touch-tone telephone, and following the simple instructions provided by the recorded message; and

•	Completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided.

If you hold your shares in "street name," you need to follow the instructions provided to you by your bank, broker or other holder of record. Your bank or broker may direct you to the following website, www.edocumentview.com/ASGN to view and download the proxy documents.

How do I vote my shares in person at the Annual Meeting?

Even if you plan to attend the Annual Meeting, we encourage you to vote by accessing your proxy card as noted above.

If you choose to vote in person at the Annual Meeting:

•	if you are a stockholder of record, you may vote by the ballot to be provided at the Annual Meeting; or

•	if you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

Please call (818) 878-7900 to obtain directions to attend the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a voting instrument for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

If you and other residents at your mailing address own shares of On Assignment stock in “street name,” your bank, broker or other holder of record may have notified you that your household will receive only one Notice of Annual Meeting of Stockholders for each company in which you hold stock through that bank, broker or other holder of record. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your bank, broker or other holder of record will send only one copy of our Annual Report and Proxy Statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own set of our Annual Report and Proxy Statement in the future, the Company will promptly deliver, upon oral or written request, a separate copy of the Annual Report and Proxy Statement. Requests should be directed to On Assignment, Inc., Attention: Investor Relations group, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. If you share an address with another On Assignment stockholder and together both of you would like to receive only a single set of On Assignment annual disclosure documents, please contact our Investor Relations group by written or telephonic request at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. As a part of this process, you will be asked to provide your name, the name of your bank, broker or other holder of record and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you upon a written or oral request. Written requests for such copies should be addressed to On Assignment, Inc., Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301. Please contact our Investor Relations group by telephone at (818) 878-3136 with any oral requests for such copies.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•	submitting a properly signed proxy card with a later date;

•	delivering to the Secretary of On Assignment a written revocation notice bearing a later date than the proxy card;

•	voting in person at the Annual Meeting; or

•	voting by telephone or the Internet after you have given your proxy.

 How can I find out the results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published on a Form 8-K which will be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Bylaws of On Assignment provide that our Board shall be comprised of not less than four but no more than nine directors and the exact number within that range may be fixed by the Board. The number is currently fixed at nine directors. The Board is divided into three classes, as equal in number as possible. At each Annual Meeting, one class of directors is elected for a three-year term.

At this year’s Annual Meeting, three directors will be elected to serve until our 2020 Annual Meeting of Stockholders or until their successors are elected and qualified.

Peter T. Dameris, Jonathan S. Holman and Arshad Matin have terms that are expiring, and they have been nominated to stand for re-election. Unless otherwise instructed by stockholders, the persons named as proxies will vote the proxies received by them FOR the election of Messrs. Dameris, Holman and Matin. Each of Messrs. Dameris, Holman and Matin have consented to serve if elected, but if they are unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Approval of Proposal One

The nominees receiving the affirmative vote of a majority of the votes cast will be elected as directors. The Board unanimously recommends that our stockholders vote FOR the election of our nominees.

Set forth below are the nominees’ names, age and biographies which include the skills, qualities and experiences of each of the nominees.

Directors with Terms Ending in 2017

Peter T. Dameris
Age: 57

Mr. Dameris is our Chief Executive Officer, and is responsible for overseeing On Assignment's growth as a leading provider of staffing services in the technology, creative, health care technology and life sciences sectors. He joined On Assignment in 2003, and has held several roles as Executive Vice President and Chief Operating Officer and then President. He has also served as a director since December 2004. Prior to joining On Assignment, from February 2001 through October 2002, Mr. Dameris served as executive vice president and chief operating officer of Quanta Services, Inc., a publicly-held provider of specialized contracting services for the electric and gas utility, cable and telecommunications industries. Mr. Dameris created a regional operating organization for 85 acquired businesses and developed materials to support marketing and a national corporate image to support outsourcing initiatives. He further established cash generation, credit management and balance sheet improvement initiatives. From 1994 through 2000, Mr. Dameris served in a number of different positions at Metamor Worldwide, Inc., then an international, publicly-traded information technology consulting/staffing company. Mr. Dameris’ positions at Metamor Worldwide included chairman of the board, president and chief executive officer, executive vice president, general counsel, senior vice president and secretary. Mr. Dameris negotiated the $1.9 billion sale of Metamor to PSINet. Mr. Dameris started his career as a corporate attorney and clerked for the Honorable Federal District Judge George Cire of the Southern District of Texas. Mr. Dameris was named the Ernst & Young Entrepreneur of the Year in 2012, and Staffing Industry Analysts has included him on their Staffing 100 list since its inception in 2011. This year he was inducted into the Staffing Industry Analysts' Hall of Fame. Mr. Dameris serves on the executive board for the Cox School of Business for Southern Methodist University ("SMU") and the board of trustees for Marymount High School of Los Angeles. Mr. Dameris received his juris doctor degree from the University of Texas Law School and his bachelor of science degree in business administration from SMU. Mr. Dameris provides the Board with extensive staffing industry experience, having served in various capacities at publicly-traded staffing companies and having represented staffing companies in the private practice of law. Mr. Dameris has comprehensive experience from his roles in senior executive management, leadership and legal positions as well as his work as an attorney in the private practice of law. Mr. Dameris has extensive experience in international and domestic staffing, financial reporting, compensation, legal matters and corporate affairs which are invaluable in his position as a director and Chief Executive Officer of the Company.

Jonathan S. Holman
Age: 71

Mr. Holman has served as a director of the Company since March 1994 and is the Chairman of our Compensation Committee. Mr. Holman is the founder and since 1981 has been the president of The Holman Group, Inc., an executive search firm. To date, Mr. Holman has recruited over 150 chief executive officers to public and private companies, ranging from start-ups to companies with over $1 billion in revenue in a variety of industries. Mr. Holman was named as one of the top 200 executive recruiters in the world in The Global 200 Executive Recruiters and named as one of the top 250 executive recruiters in The New Career Makers. Mr. Holman regularly speaks at technology industry gatherings. Prior to founding The Holman Group, Mr. Holman served in various human resources-related positions. Mr. Holman received a master of business administration degree from Stanford University and a bachelor of arts degree from Princeton University, both with high academic honors. In his role at The Holman Group, Mr. Holman has developed extensive skills and experience in compensation matters. He also serves as a member of the National Association of Corporate Directors Compensation Committee Roundtable which addresses best practices in compensation-related matters. Mr. Holman provides the Board, including our Compensation Committee, with meaningful insight regarding hiring and salary practices of publicly-traded companies. In addition, Mr. Holman provides the Board with human resources experience.

Arshad Matin
Age: 53

Mr. Matin has served as a director of the Company since June 2014. He has been the president, chief executive officer and a board member of Paradigm Ltd. since his appointment in May 2013. Paradigm was acquired by Apax Partners in 2012 for $1 billion and is a leading developer of software solutions to the global oil and gas industry. From January 2012 to April 2013, Mr. Matin was executive vice president of IHS Inc., a publicly-traded company that is a leading global source of information and analytics where he was responsible for lines of businesses accounting for over $1.5 billion in revenues and managed over 4,500 colleagues. Mr. Matin joined IHS through the acquisition of Seismic Micro-Technology, Inc. (“SMT”), a global leader in the geology and geophysics software market. He joined SMT in July 2007 and was the president, chief executive officer and a board member. Under his leadership, the company achieved unprecedented growth in revenues and profits expanding into new geographies and market segments. Before joining SMT, Mr. Matin was general manager of the enterprise security business unit at Symantec Corporation, which he joined in January 2006 upon the company’s acquisition of BindView Corporation and remained until July 2007. BindView was a global provider of agentless IT security compliance software. Mr. Matin took over as president and chief operating officer of BindView in 2004, and was responsible for products, sales, marketing, corporate development and services functions. Prior to BindView, Mr. Matin was a partner at the Houston office of McKinsey & Company from 1995 to 2004, where he served clients in both the technology and energy industries. He started his career as a software developer for Oregon-based Mentor Graphics Corporation. Mr. Matin earned a master of business administration degree from the University of Pennsylvania – The Wharton School, a master of science degree in computer engineering from the University of Texas at Austin, and a bachelor of engineering degree in electrical engineering from Regional Engineering College in India. Mr. Matin brings extensive experience managing and advising public and private high-technology companies.

Continuing Directors

Set forth below is certain information regarding On Assignment’s continuing directors including their age as of the Annual Meeting, term of office as director, and business experience.

Directors with Terms Ending in 2019

Senator William E. Brock
Age: 86

Senator Brock has served as a director of the Company since April 1996 and is the Chairman of our Nominating and Corporate Governance Committee. From 1994 to present, Sen. Brock has been the founder and chief executive officer of The Brock Offices, a consulting firm specializing in international trade and human resource development. From 1988 to 1991, Sen. Brock served as chairman of the National Endowment for Democracy, an organization he helped found in 1980. Sen. Brock served in President Reagan’s cabinet as Secretary of Labor from 1985 to 1987 and as U.S. Trade Representative from 1981 to 1985. As U.S. Trade Representative, Sen. Brock organized the Quad Forum of trade and economic ministers from Europe, Japan and Canada and led the group to initiate the World Trade Organization. From 1977 to 1981, Sen. Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate, and from 1962 to 1970, he was a member of the U.S. House of Representatives. The National Academy of Human Resources has recognized Senator Brock for his outstanding contribution to human development in the United States. Sen. Brock is a member of the board of Strayer Education, Inc., a Nasdaq-traded education services holding company that owns Strayer University, which provides professional education to working adults, and serves on its compensation and nomination and governance committees. Sen. Brock is also a member of the board of ResCare, Inc., a privately-held provider of home care, residential support services to the elderly and persons with disabilities, as well as vocational training and job placement for people of all ages and skill levels, and he serves on its audit and mergers and acquisitions committees. Through his extensive governmental experience, he provides in-depth knowledge in the areas of business, regulatory compliance and risk management. Sen. Brock provides our Board with a wealth of business operations experience including direct experience with human resource development and public company corporate governance.

Brian J. Callaghan
Age: 46

Mr. Callaghan has served as a director of the Company since May 2012. He co-founded Apex Systems, LLC (“Apex Systems”) in 1995 and served as co-chief executive officer during his time with Apex Systems. His duties at Apex Systems ranged from working directly with customers, leading staff, strategy, forecasting, and building systems to support growth. Mr. Callaghan and the other co-founders were recognized as Ernst & Young’s Entrepreneur of the Year in 2003. Prior to co-founding Apex Systems, Mr. Callaghan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia. Mr. Callaghan is a graduate of Virginia Polytechnic Institute and State University, where he earned a bachelor of science degree in psychology. Mr. Callaghan is also part-owner of the Richmond Flying Squirrels, the Double-A affiliate of the San Francisco Giants, and the Omaha Storm Chasers (Triple-A affiliate of the Kansas City Royals). Mr. Callaghan brings 20 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Edwin A. Sheridan, IV
Age: 47

Mr. Sheridan has served as a director of the Company since May 2012. He co-founded Apex Systems in 1995 and served as co-chief executive officer during his time with Apex Systems. His roles at Apex Systems have included technical recruiter, account manager and regional operations manager. He also managed the sales and recruiting operations for the company. Mr. Sheridan and the other co-founders were recognized as Ernst & Young’s Entrepreneur of the Year in 2003. Prior to co-founding Apex Systems, Mr. Sheridan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia. Mr. Sheridan is a graduate of Virginia Polytechnic Institute and State University, where he earned bachelor of arts degrees in English and political science, with a minor in business administration. Mr. Sheridan also serves on the boards of several non-profit organizations including the advisory board of the Virginia Commonwealth University Massey Cancer Research Center, the Greater Washington Sports Alliance, the Virginia Tech Athletic Fund, and Peace Players International, an international community improvement and leadership organization. Mr. Sheridan brings 20 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Directors with Terms Ending in 2018

Mariel A. Joliet
Age: 51

Ms. Joliet joined On Assignment as an observer to the Board of Directors in January 2016 and was appointed as a director in December 2016. From 1998 to 2008, she was an executive with Hilton Hotels Corporation, a publicly-traded hotel company. She most recently served as senior vice president and treasurer and was instrumental in its sale to the Blackstone Group for $27 billion, one of the 10 largest LBOs in history when it closed in 2007. In her capacity as treasurer, Ms. Joliet was responsible for capital markets and financial investment initiatives, including credit ratings, debt/equity issuances, interest rate risk, cash management and foreign exchange. Prior to her role at Hilton, she had 10 years of experience as a coverage officer and corporate banker at both Wachovia Bank and Corestates Bank, where she was responsible for client relationships and portfolio management. Ms. Joliet also serves as an advisory board member for the Vision Center at Children's Hospital Los Angeles, and serves as a member of Know The Glow, a vision non-profit organization. She received a bachelor of science at the University of Scranton and earned a master in business administration from Marywood University. Ms. Joliet has a strong background in financing, acquisitions, deal structuring, strategic planning and operational integration, and provides advice to the Board and management in these areas, among others.

Jeremy M. Jones
Age: 75

Mr. Jones has served as a director since May 1995 and was appointed Chairman of the Board in February 2003. Mr. Jones has been an investor and business development consultant since February 1998. From 1987 to 1995, Mr. Jones was the chief executive officer and chairman of the board of Homedco Group, Inc., a home healthcare services company, which became publicly traded in 1991. Homedco merged into Apria Healthcare Group, Inc. in 1995 and from 1995 through January 1998, Mr. Jones was chief executive officer and chairman of the board of Apria Healthcare, which also provided home healthcare services. He currently serves on the board of directors of CombiMatrix Corporation, a Nasdaq-traded molecular diagnostics company specializing in DNA-based testing services for developmental disorders and cancer diagnostics. Mr. Jones has also served on the board of directors of the Hoag Hospital Foundation, a philanthropic foundation, since 2013. He served on the board of directors of OxySure Systems, Inc., a publicly-traded company that is a world leader in short and emergency duration medical oxygen and respiratory solutions for mass market use, from 2013 to 2016, Lifecare Solutions, Inc., a provider of integrated home healthcare products and services, from 2003 to 2011, and Byram Healthcare Centers, a provider of retail medical supplies and wholesale medical and hospital equipment, from 1999 until its sale in 2008. Mr. Jones possesses significant business management and corporate governance experience. Mr. Jones received a bachelor’s degree in business administration from the University of Iowa. Mr. Jones contributes to our Board with his extensive executive experience in leading and advising public companies.

Marty R. Kittrell
Age: 60

Mr. Kittrell has served as a director of the Company and Chairman of the Audit Committee since September 2012. Mr. Kittrell served as the executive vice president and chief financial officer of Dresser, Inc., a multinational provider of technology, products and services for developing energy and natural resources, from December 2007 until the sale of the company to General Electric in February 2011. Mr. Kittrell also served as chief financial officer of Andrew Corporation, a manufacturer of hardware for communications networks, from 2003 until the sale of the company in December 2007. Mr. Kittrell previously served in executive management positions in technology, consumer products and other commercial and industrial industry sectors. Mr. Kittrell began his business career with Price Waterhouse where he was a certified public accountant. Mr. Kittrell served as a member of the board of directors and corporate governance and environmental, safety and sustainability committees, and the chairman of the audit and risk committee, for Columbia Pipeline Group, Inc., which developed and operated over 15,000 miles of natural gas pipelines extending from New York to the Gulf of Mexico, from July 2015, after its separation from NiSource, Inc. ("NiSource"), until the sale of the company in July 2016. From 2007 to 2015, Mr. Kittrell served on the board of directors of NiSource, one of the largest utility companies in the United States serving approximately four million customers, where he chaired the audit committee and served on the finance and corporate governance committees. Mr. Kittrell graduated magna cum laude with a bachelor of science degree in accounting from Lipscomb University where he currently serves on the board of trustees and is chairman of the finance and real estate committee and serves on the executive committee. Mr. Kittrell has extensive experience with the analysis and preparation of financial statements, risk management, corporate strategy, mergers and acquisitions, corporate finance, including public offerings of equity and debt, organization development, and board practices.

Advisers to the Board of Directors

The Company has two non-executive advisers to the Board of Directors that attend and participate in all Board meetings and discussions, though the Board has the right to ask them to depart from any particular discussion at its discretion. Jeffrey E. Veatch is the third co-founder and former co-chief executive officer of Apex Systems, and has been an adviser to the Board since the acquisition of Apex Systems in May 2012. He has extensive executive and staffing experience, which he utilizes in providing advice and guidance to the Board. Ms. Joliet served as a non-executive observer from January to December 2016, and is now a director of the Board. Michael J. McGowan, former Chief Operating Officer of the Company and President of our Oxford Global Resources, LLC ("Oxford") subsidiary, retired at the end of 2016, and was appointed as an adviser effective January 9, 2017.

Independent Directors and Material Proceedings

The Board consists of nine members, all of whom the Board has deemed to be independent under the current listing standards of the New York Stock Exchange (“NYSE”) with the exception of Mr. Dameris, our Chief Executive Officer. For each independent director, the Board has made a subjective determination that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities of each director as they may relate to On Assignment and members of management. There are no family relationships among our executive officers and directors.

There are no material legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is subject. There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Further, there are no legal proceedings in the last 10 years where a director or executive officer was a party and that are material to the person’s ability or integrity, including bankruptcy, criminal convictions, orders enjoining certain activities, adverse findings by courts, the SEC or the Commodity Futures Trading Commission and adverse orders relating to violations of securities or commodities laws.

Role of the Board

The Board oversees the Company’s Chief Executive Officer and other executive officers in the competent and ethical operation of the Company. The Board ensures that the long-term interests of the stockholders are considered in the operation of the Company.

Board Leadership Structure

The Board has consistently maintained an independent Chairman of the Board. The Board has made a determination that the Board leadership structure is appropriate and that the structure allows the Board to fulfill its duties effectively and efficiently. The Company has determined that its leadership structure is appropriate because the Chairman of the Board is independent, as defined by the NYSE and the SEC. An independent Chairman, like independent Board members, allows for an objective evaluation of the performance of the Company and its officers. Nonetheless, the Board recognizes that the Chief Executive Officer has invaluable insight into the Company due to the nature of his position and recognizes the value of having him on the Board. Accordingly, the Board believes that the Company’s stockholders and interests are best served by having the Chief Executive Officer serve as a director but not a Board committee member, and keeping the position of Chief Executive Officer and Chairman of the Board as separate and independent positions.

Board Committees and Meetings

The Board held six meetings during 2016 and acted by unanimous written consent on three additional occasions. The Board has a Compensation Committee, an Audit Committee, and a Nominating and Corporate Governance Committee. The Board has determined that the chairmen and committee members of each of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee are independent under applicable NYSE and SEC rules.

The members and chairmen who served on the Committees in 2016 (and are currently still serving in those positions) are identified in the table below:
 * Ms. Joliet joined the Audit Committee as an observer on January 1, 2016, and became a member of the committee on December 15, 2016 concurrent with her becoming a member of the Board of Directors.

Compensation Committee

The Compensation Committee held six meetings during 2016 and acted by unanimous written consent on eight additional occasions. The Compensation Committee meets in executive session without management present on a regular basis. The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers, including the Chief Executive Officer, administers our equity plans, and approves all equity grants to employees, directors and consultants. The Compensation Committee approves the compensation, including incentive compensation, of executive officers of On Assignment and determines the terms of key agreements concerning employment, compensation and termination of employment. The Committee evaluates the Chief Executive Officer’s performance in light of goals and objectives that have been set for him. The Board has determined that each member of the Compensation Committee is independent within the meaning of the NYSE rules requiring members of compensation committees to be independent. The Compensation Committee charter provides that the Compensation Committee may delegate its authority, subject to the terms in the charter, but the Compensation Committee does not do so for purposes of equity grants.

Audit Committee

The Audit Committee held 10 meetings during 2016. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee performs functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the NYSE. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

•	the quality and integrity of our financial statements and our financial reporting and disclosure practices;

•	our systems of internal controls regarding finance, accounting and SEC compliance;

•	the qualification, independence and oversight of performance of our independent registered public accounting firm including its appointment, compensation, evaluation and retention;

•	our ethical compliance programs; and

•	risk issues related to financial statements.

Additional functions of the Audit Committee include, but are not limited to, reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reviewing matters of disagreement, if any, between management and our independent registered public accounting firm, and regularly meeting with management, our independent registered public accounting firm and internal audit staff, to review the adequacy of our internal controls.

Rules adopted by the NYSE and the SEC impose strict independence requirements for all members of the Audit Committee. Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company, other than in the member’s capacity as a member of the Board and any Board committee. In addition, an Audit Committee member may not be an affiliated person, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Company except in his or her capacity as a member of the Board and any Board committee. The Board has determined that each member of the Audit Committee meets all applicable independence requirements and that each Audit Committee member has no material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment. In addition, the Board has determined that Mr. Kittrell, based on his experience, skills and education as described above, is the Audit Committee financial expert, as that term is defined under the SEC rules.

The Company has adopted a process, which the Audit Committee oversees, for disclosing related-party transactions and identifying significant deficiencies each quarter in connection with filing our quarterly reports on Form 10-Q and our annual reports on Form 10-K. See "Certain Relationships and Related Party Transactions" on page 51 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met three times during 2016. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board with respect to the nomination of individuals for election to the Board and to serve as committee members, consistent with criteria approved by the Board. In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board concerning the size, structure and composition of the Board and its committees. The Committee also monitors the qualification and performance of, and the Company’s succession planning regarding, key executives. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee recommended the nominations of Messrs. Dameris, Holman and Matin for election at this year’s Annual Meeting.

The Nominating and Corporate Governance Committee Charter, and the Corporate Governance Guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees. However, in considering potential director nominees, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board and include:

•	personal and professional ethics and integrity;

•	business judgment;

•	familiarity with general issues affecting our business;

•	qualifications as an audit committee financial expert;

•	diversity in a variety of areas;

•	qualifications as an independent director; and

•
areas of expertise that the Board should collectively possess such as board experience, executive experience, human resources experience, accounting and financial oversight experience and corporate governance experience.

The Nominating and Corporate Governance Committee relies primarily on recommendations for director candidates from its members, other directors, the Chief Executive Officer and third parties, including professional recruiting firms. In January 2016, Ms. Joliet was hired as an adviser to the Board, and she was appointed as a director in December 2016. The committee had sought recommendations from directors and management of potential candidates in 2015, and Mr. Dameris recommended Ms. Joliet. After a review of the other candidates and the skill sets of Ms. Joliet, it was determined that no professional recruiting firms or consultants would be needed and, accordingly, no fees were paid for recruiting director nominees. Existing directors being considered for re-nomination are evaluated based on their performance as directors, experience, skills, education and independence to ensure that they continue to meet the qualifications above.

The Nominating and Corporate Governance Committee Charter also provides for the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating and Corporate Governance Committee considers diversity in identifying nominees, including differences in skill, viewpoints and experience, as well as gender, race and nationality, and these factors will be considered for purposes of nominating directors.

Stockholders wishing to suggest a candidate for director nomination for the 2018 Annual Meeting of Stockholders should mail their suggestions to On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn:  Secretary. The Nominating and Corporate Governance Committee will also consider timely written suggestions from our stockholders. Pursuant to our Bylaws, a stockholder’s notice for director nominations shall be delivered to the Secretary at the Company’s executive offices at 26745 Malibu Hills Road, Calabasas, California 91301, not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated. As of March 31, 2017, there were no director candidates put forward by stockholders for consideration at the Annual Meeting.

The Nominating and Corporate Governance Committee evaluates the Board’s leadership structure and believes that separation of the Chief Executive Officer and Chairman of the Board positions is in the best interest of the Company, assures an adequate level of independence of the Board, and is best aligned with the interests of its stockholders.

The written charters governing the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers, are posted on the Investor Relations Corporate Governance page of our website at http://www.onassignment.com. You may also obtain a copy of any of these documents without charge by writing to:  On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn:  Secretary.

Board IT Liaison

In June 2015, the Board elected Mr. Matin to the position of Board IT liaison. The Board believed that the significance of IT and cybersecurity risks and the importance of IT risk management measures had risen to the level where it was important for the Board members to be more informed of the issues that the Company faces in these areas. The Board IT liaison was a newly-created position that provides the Board a dedicated director to work with management, including the Chief Information Officer and divisional IT managers, to keep apprised of IT, cybersecurity and IT risk management measures, and to inform the Board of issues or projects of note from a Board member's perspective. The Board further receives a cybersecurity risk status review each quarter.

Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Company representatives regularly report to the Board on risks that the Company faces. The Board regularly reviews and determines the Company’s risk management philosophies, policies and processes. The Board is primarily responsible for overseeing the management of the Company’s risks associated with the Board’s governance and delegation decisions, including decisions about compensation. The Board oversees officers’ identification and management of risk management issues and regularly meets with such officers regarding risk management issues of the Company, and the processes and procedures used for identifying and managing risk. The Board also regularly reviews the reporting processes from those officers that are responsible for the day-to-day management of the Company’s risks to determine if these reporting processes or other flow of information to the Board could be improved.

The Audit Committee is primarily responsible for overseeing the management of the Company’s accounting and financial reporting matters and risks related to the Company’s accounting and financial practices. The Audit Committee Charter provides that the Audit Committee’s responsibilities include inquiry of management and the Company’s outside auditors regarding key financial statement risk areas, including the Company’s processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas. In connection with these responsibilities, the Audit Committee routinely reviews and evaluates the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee is also responsible for inquiry of management and the Company’s outside auditors regarding significant business risks or exposures, including the Company’s processes for identifying and assessing such risks and exposures, and the steps management has taken to minimize such risks and exposures.

The Compensation Committee is responsible for overseeing risks associated with compensation practices. Upon evaluation, the Compensation Committee has determined that the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered that none of the compensation policies and practices at a business unit carry a significant portion of the Company’s risk profile, has a significantly different compensation structure than other units, is significantly more profitable than other units, or pays compensation expenses as a significant percentage of the unit’s revenues.

Meetings

Each director attended 100 percent of the meetings of the Board and Committees of the Board on which he or she served during 2016. Our independent directors regularly meet as a group in executive sessions outside the presence of management presided over by the non-executive Chairman of our Board.

Attendance of Directors at 2016 Annual Meeting of Stockholders

Our Board of Directors has a policy with respect to director attendance at annual meetings of stockholders which requires that the directors attend the Annual Meeting unless they are unable to do so as a result of health reasons or exigent personal circumstances, and if that is the case, the director must notify the Chairman of the Board as promptly as possible. All of our directors attended our 2016 Annual Meeting of Stockholders.

Director Compensation

The following table shows compensation information for each of On Assignment’s non-employee directors for the year ended December 31, 2016. The compensation of our Chief Executive Officer, who is also a director, is disclosed in the “Summary Compensation Table” set forth on page 34, and he receives no additional compensation for his service as a director.

2016 Director Compensation

Name	Fees Earned in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
William E. Brock	83,000	124,966	207,966
Brian J. Callaghan	77,500	124,966	202,466
Jonathan S. Holman	83,000	124,966	207,966
Mariel A. Joliet(1)	4,500	-	4,500
Jeremy M. Jones	139,000	124,966	263,996
Marty R. Kittrell	92,500	124,966	217,466
Arshad Matin	80,500	124,966	205,466
Edwin A. Sheridan, IV	71,500	124,966	196,466

(1)
Amounts reflect prorated cash fees earned following Ms. Joliet's appointment as a director on December 15, 2016. She had been an adviser to the Board from January 1, 2016 to the date of her appointment as a director.

(2)	This amount includes the quarterly retainer fees and fees for meeting attendance which each non-employee director earned for his or her service during 2016.
(3)
Amounts shown in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock are included in Note 13 to the consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10‑K filed on March 1, 2017. The amounts were calculated based on the grant date fair value per share of $36.69, which was the closing sale price of Common Stock on the date of grant, August 1, 2016. As of December 31, 2016, Senator Brock, Ms. Joliet and Messrs. Callaghan, Holman, Jones, Kittrell, Matin and Sheridan each held 1,703 unvested restricted stock units. No options were outstanding for any director at December 31, 2016.

The Compensation Committee recommends, and the Board reviews and approves, the form and amount of director compensation. In 2015, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its compensation consultant to help determine compensation for certain positions in the Company including members of the Board of Directors. Semler Brossy provided a review of market data, noting that the Company's Board was below market, and proposed increases in compensation to bring the directors' compensation in line with market. The Compensation Committee retained its practice to base a substantial portion of a director’s annual retainer on equity compensation. The Board approved the director compensation proposals, and made no further changes to director compensation in 2016. In 2016, each non-employee director received an annual restricted stock unit ("RSU") grant with a grant-date value of approximately $125,000 on August 1, 2016. The number of RSUs received by each of the non-employee directors was 3,406, with one-half of the RSU grants vesting on the grant date and the remaining half vesting on the one-year anniversary of the grant date, subject to the director’s continued service through that date.

In 2016, each non-employee director received $2,000 for each regularly scheduled quarterly in-person Board meeting attended, and $750 for each other Board or committee meeting held separately and attended in person or by telephone not in conjunction with the quarterly in-person Board meetings. In addition, we reimbursed all directors for their reasonable expenses incurred in attending Board or committee meetings, and up to $2,500 per director for director education and training.

The annual cash retainer fee for non-employee directors in 2016 was $60,000, paid pro rata on a quarterly basis. In addition, committee chairs and the Board's IT liaison were entitled to the following fees:

Outside Director	Additional Annual Cash Retainer
Chairman of the Board	$60,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$10,000
Board IT Liaison	$10,000

Mr. Veatch and Ms. Joliet, advisers to the Board in 2016, received the same annual cash retainer, Board meeting fees and equity awards as members of the Board. In 2016, the cash fees totaled $65,500 and $71,500, respectively for Mr. Veatch and Ms. Joliet, for their advisory services, and stock awards for each totaled a grant date fair value of $124,966.

Director and Executive Stock Ownership Guidelines

In September 2016, the Board adopted Stock Ownership Guidelines for directors, named executive officers and other designated officers that require that certain stock ownership levels be met within three years of implementation of the policy or within five years from appointment or promotion to one of the designated positions. The previous ownership policy in place for non-employee directors did not change, requiring that each Board member must own shares of the Company with a fair market value of four times their annual cash retainer fee, which was $60,000 for 2016 for a total ownership requirement of shares with a fair market value of $240,000. The required levels of ownership for executives are based upon a multiple of their annual base salary. Our Chief Executive Officer is required to own a number of shares with a value of five times his annual base salary. Executive Vice Presidents and Division Presidents are required to own a number of shares with a value of three times their annual base salary, and the requirement for Senior Vice Presidents is two times annual base salary. The guidelines also provide that directors and officers must retain any net shares that vest or are exercised until such time as the appropriate ownership levels are met. Shares counted as beneficially owned include shares that would be issuable upon the vesting of any outstanding RSUs, but not stock options. A hardship provision provides a process to request a waiver from the Compensation Committee in exigent circumstances. As of March 31, 2017, all of our named executive officers and directors have exceeded his or her stock ownership requirements with the exception of Ms. Joliet who joined the Board in December 2016.

Director and Executive Officer Hedging Transactions Policy

In March 2016, the Board adopted a Hedging Transactions Policy that prohibits hedging transactions for the Company's directors and executive officers (subject to a hardship exemption with appropriate approval requirements) designed to limit the financial risk of ownership of the Company's stock. These include any prepaid variable forward contracts, equity swaps, collars or similar financial instruments designed to hedge or offset any decrease in the market value of the Company's stock.

Communicating with the Board

We invite stockholders and other interested parties to communicate any concerns they may have about On Assignment with either the Chairman of the Board or the directors as a group by writing to the attention of either the Chairman of the Board or the Directors at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301. Any and all such communication will be forwarded by the Secretary of the Company to Mr. Jones, Chairman of the Board, or all of the directors, as applicable.

Ethics

On Assignment has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of On Assignment. More importantly, it reflects On Assignment’s policy for dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of On Assignment’s Code of Business Conduct and Ethics can be found on the Investor Relations-Corporate Governance page of our website at http://www.onassignment.com. In addition, On Assignment adopted a Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers which applies to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers. The codes comply with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. The supplemental code focuses on honest and ethical conduct, full, fair and accurate disclosure in our SEC filings and other public disclosures, compliance with applicable government laws, rules and regulations, and prompt internal reporting of violations of the code. This policy is located on the same page on our website as our Code of Business Conduct and Ethics. You may also obtain a copy of these documents without charge by writing to On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Compensation Committee Interlocks and Insider Participation

During 2016, the Compensation Committee of the Board was composed of Sen. Brock and Messrs. Holman, Jones and Matin. There are no Compensation Committee interlocks and no member of the Compensation Committee was or has been an officer or employee of On Assignment or its subsidiaries and no member of the Compensation Committee had any relationships requiring disclosure of certain relationships and related-party transactions. None of the Company’s executives served as a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the beneficial ownership by the persons listed below of shares of On Assignment’s common stock as of March 31, 2017.

Certain information in the table concerning stockholders other than our directors and officers is based on information contained in filings made by such beneficial owner with the SEC. Pursuant to Rule 13d-3 of the Exchange Act among other determining factors, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date that information is provided. In addition, we note that Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include any shares beneficially owned by such person (and only such person) but excludes any securities held by or for the account of the Company or its subsidiaries. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of March 31, 2017 there were 52,794,871 shares of On Assignment common stock outstanding.

The following tables set forth the beneficial ownership of On Assignment’s common stock as of March 31, 2017 for the following persons:

• all stockholders known by us to beneficially own more than five percent of our common stock;
• each of our directors;
• each of our named executive officers, as identified; and
• all of our directors and executive officers as a group.
Unless otherwise indicated, each person listed has sole voting power and sole investment power.

Ownership of More than Five Percent of the Common Stock of On Assignment

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(4)

BlackRock, Inc.	5,560,755(1)	10.5%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc.	4,052,646(2)	7.7%
100 Vanguard Blvd.
Malvern, PA 19355

Capital World Investors	3,580,500(3)	6.8%
333 South Hope Street
Los Angeles, CA 90071

(1)
Based on information contained in a Schedule 13G/A filed with the SEC on January 17, 2017 by Blackrock, Inc., on behalf of various subsidiaries, Blackrock, Inc. directly or indirectly has sole voting power of 5,454,772 shares of our common stock, and sole dispositive power of 5,560,755 shares. The various subsidiaries listed in the filing as beneficially owning the shares set forth above include: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd and BlackRock Investment Management, LLC.

(2)
Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group, Inc. (“Vanguard”) on its own behalf and on behalf of two subsidiaries, Vanguard has sole voting power of 99,917 shares of the Company’s common stock, shared voting power of another 5,831 shares, sole dispositive power over 3,949,352 shares, and shared dispositive power over 103,294 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 97,463 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 8,285 shares as a result of its serving as investment manager of Australian investment offerings.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 13, 2017 by Capital World Investors (“CWI”), a division of Capital Research and Management Company ("CRMC"). The filing states that CWI has sole voting and dispositive power over all the shares listed above. It is deemed to be the beneficial owner of the shares set forth above due to CRMC acting as an investment adviser to various investment companies that hold the shares.

(4)
For each beneficial owner included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such holder by the 52,794,871 shares of the Company’s common stock outstanding as of March 31, 2017. To the knowledge of the Company, none of the holders listed above had the right to acquire any additional shares of the Company on or within 60 days after March 31, 2017.

Ownership of Management and Directors of On Assignment

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (4)	Percent of Common Stock(5)
William E. Brock	12,106	*
Brian J. Callaghan	449,420	*
Jonathan S. Holman	21,419	*
Mariel A. Joliet	1,703	*
Jeremy M. Jones(1)	78,333	*
Marty R. Kittrell	8,818	*
Arshad Matin	7,109	*
Edwin A. Sheridan, IV	1,303,572	2.5%
Peter T. Dameris(2)	140,894	*
Edward L. Pierce	143,891	*
Theodore S. Hanson	277,805	*
Randolph C. Blazer	76,412	*
Michael J. McGowan(3)	301,256	*
All directors and executive officers as a group (14 persons)	2,834,150	5.4%

*	Represents less than one percent of the shares outstanding.
(1)	All of the shares beneficially owned by Mr. Jones are held in his family trust. He and his wife are trustees of the trust, and each has the sole right to vote and invest the assets in the trust.
(2)
112,483 of the shares beneficially owned by Mr. Dameris are held in various family trusts or in a Grantor Retained Annuity Trust for which he is a trustee and the sole recipient of the annuity payments.

(3)	60,504 of the shares beneficially owned by Mr. McGowan are held in two family trusts.
(4)
All amounts shown include shares subject to stock options which are, or will become, exercisable within 60 days of March 31, 2017, and shares available upon vesting of RSUs that will vest within 60 days of March 31, 2017. The number of shares beneficially held by Mr. Pierce includes 75,000 vested stock options. The number of shares beneficially owned by Messrs. Hanson and Blazer include shares available upon vesting of 4,179 and 6,617 RSUs, respectively.

(5)
For each individual included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the 52,794,871 shares of the Company’s common stock outstanding as of March 31, 2016, plus the number of shares of common stock that are issuable upon exercise of options that are exercisable or upon the vesting of RSUs within 60 days of March 31, 2016 held by such individual (but not giving effect to the shares of common stock that are issuable upon exercise of options that are exercisable or upon the vesting of RSUs held by others).

The following individuals are executive officers of On Assignment, with the exception of Mr. McGowan who retired from his position as an officer on December 30, 2016:

Name	Age	Title	Years Experience in Human Capital Industry	Years with On Assignment
Peter T. Dameris*	57	Chief Executive Officer	18 years in industry	13 years
Edward L. Pierce*	60	Executive Vice President and Chief Financial Officer	15 years CFO experience	5 years
Theodore S. Hanson*	49	President, On Assignment	19 years in industry	19 years with Apex Systems
Randolph C. Blazer*	66	President, Apex Systems	over 30 years in industry	10 years with Apex Systems
Michael J. McGowan*	64	Former Chief Operating Officer of On Assignment and President of Oxford	over 20 years in industry	20 years with Oxford
James L. Brill	66	SVP, Chief Administrative Officer and Treasurer	over 35 years as finance executive	10 years
Jennifer Hankes Painter	47	SVP, Chief Legal Officer and Secretary	10 years GC experience	4 years
* These individuals are our named executive officers as defined in Item 402 of Regulation S-K of the Securities Act of 1933, as amended
(the "Securities Act").

The biography of our Chief Executive Officer is included in the section above entitled "Election of Directors" on page 5.

Edward L. Pierce joined On Assignment in September 2012 as Executive Vice President and Chief Financial Officer. Prior to this appointment, Mr. Pierce served on the Board of Directors for the Company from December 2007 to August 2012. From March 2011 through August 2012, Mr. Pierce was an executive in residence at Flexpoint Ford, a private equity firm. From October 2006 to March 2011, Mr. Pierce served as executive vice president and chief financial officer, and later as president of First Acceptance Corporation, a publicly-traded retailer, servicer and underwriter of non-standard private passenger automobile insurance. From May 2001 through February 2006, Mr. Pierce served as the executive vice president, chief financial officer and as a director of BindView Corporation. From November 1994 through January 2001, Mr. Pierce held various financial management positions, including executive vice president and chief financial officer of Metamor Worldwide, Inc. Mr. Pierce received his bachelor of science degree in accounting from Harding University and began his career with Arthur Andersen & Co. in Houston, Texas.

Theodore S. Hanson was promoted to the role of President of On Assignment in December 2016. He joined On Assignment as Chief Financial Officer of Apex Systems as a result of the Company's acquisition of Apex Systems in May 2012. In January 2014, he was promoted to the role of President of Apex Life Sciences, LLC, formerly known as Lab Support ("Apex Life Sciences"), and in January 2016, he ceased his duties as the Chief Financial Officer of Apex Systems and became an Executive Vice President of On Assignment in addition to his role as President of Apex Life Sciences. Mr. Hanson joined Apex Systems in November 1998 as Corporate Controller and became Chief Financial Officer in January 2001. From 1991 to 1998, he worked at Keiter, Stephens, Hurst, Gary and Shreaves, an independent accounting firm, and from 1996 to 1998 he was the chief financial officer of Property Technologies Ltd. He currently serves as a director and vice chairman of the Massey Cancer advisory board and as a director for the Virginia Tech Foundation board. Mr. Hanson holds a bachelor of science degree from Virginia Tech University and a master of business administration degree from Virginia Commonwealth University.

Randolph C. Blazer joined On Assignment as President of Apex Systems as a result of the Company's acquisition of Apex Systems in May 2012. Prior to the acquisition, Mr. Blazer served as Apex Systems' Chief Operating Officer, a role he held from February 2007. Formerly, Mr. Blazer served as president of public sector for SAP America. From 2000 through 2004, Mr. Blazer was chairman and chief executive officer of BearingPoint Inc., one of the world's largest consulting and systems integration firms. From 1977 through 2000, Mr. Blazer held increasing senior positions with KPMG. Under his leadership, KPMG Consulting launched the second-largest IPO in NASDAQ's history, becoming the first of the Big Five consulting firms to separate from its audit and tax parent and become an independent, publicly-traded company. Mr. Blazer has been a member of the board of directors of AtSite Inc. since September 2012 and of 3Pillar Global, Inc. since January 2015. Mr. Blazer holds a bachelor's degree in economics from McDaniel College and a master of business administration degree from the University of Kentucky.

Michael J. McGowan joined On Assignment as President of Oxford as a result of our acquisition of Oxford in January 2007, and became our Chief Operating Officer in 2012. He had held the position of President of Oxford since 1998, after joining Oxford in May 1997 as its Chief Operating Officer. Mr. McGowan retired from his position as an officer of the Company effective December 30, 2016, and accepted a position as an adviser to the Company's Board of Directors. Prior to Oxford, Mr. McGowan was senior vice president and general manager for Kelly Services’ Middle Markets Division, a provider of workforce solutions. Prior to that time he served as vice president and general manager for The MEDSTAT Group, a healthcare information firm, and held increasingly senior positions for Automatic Data Processing, a provider of human resources, payroll and tax and benefits administration solutions, during a 16-year tenure. Mr. McGowan holds a bachelor of science degree in electrical engineering from Michigan State University and a master of business administration degree from the Eli Broad Graduate School of Management, also at Michigan State University.

James L. Brill joined On Assignment as Senior Vice President, Finance and Chief Financial Officer in January 2007, and has been instrumental in the growth of On Assignment. In his current role as Chief Administrative Officer and Treasurer which he took on in 2012, Mr. Brill oversees human resources, risk management, banking and cash management along with assisting in investor relations. Prior to On Assignment, Mr. Brill was vice president, finance and chief financial officer of Diagnostic Products Corporation, a medical diagnostic products and solutions company which was later acquired for $1.9 billion by Siemens in July 2006. Mr. Brill was also Chief Financial Officer of Jafra Cosmetics International; vice president of finance and administration, and chief financial officer of Vertel Corporation, a provider of telecommunication systems management software and services; and senior vice president, finance and chief financial officer of Merisel, Inc., a worldwide distributor of computer hardware and software. Mr. Brill has served on the board of directors of Onvia Inc., a provider of business to government commerce intelligence for companies desiring to grow their public sector business and for government agencies desiring to improve their procurement efficiencies since 2004, and is the chairman of their audit committee. Mr. Brill holds a bachelor of science degree from the U.S. Naval Academy and a masters of business administration degree from the UCLA Anderson School of Management.

Jennifer Hankes Painter joined On Assignment in June 2013 and is the Senior Vice President, Chief Legal Officer and Secretary focusing on legal and compliance issues affecting the Company, including mergers and acquisitions, litigation, corporate governance and Board support. Ms. Painter joined On Assignment after serving as general counsel, chief compliance officer and secretary of MRV Communications, Inc., a global provider of telecommunications equipment and services, from 2009 to 2013. From 2004 through 2008, Ms. Painter served as vice president and assistant general counsel for The Ryland Group, Inc., a leading national homebuilder traded on the NYSE. From 2001 through 2004, Ms. Painter served as vice president and general counsel of Cadiz, Inc., a water and agricultural company traded on NASDAQ. Prior to joining Cadiz, Ms. Painter was employed as an associate with Sullivan & Cromwell LLP, an international law firm, where she dealt with mergers and acquisitions, securities, and other corporate matters. She was an officer in the U.S. Army Corps of Engineers prior to her legal career. Ms. Painter serves as a member of the governing board and its management and budget committee for Meet Each Need with Dignity (MEND), a non-profit poverty center providing food, clothing, healthcare, job training and education. She received a bachelor of science degree in civil engineering from the U.S. Military Academy, and a juris doctor degree from Loyola Law School of Los Angeles.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program is designed to provide a total compensation package intended to attract and retain high-caliber executive officers and also to incentivize executive contributions that are consistent with our corporate objectives and stockholder interests. It is our policy to provide a competitive total compensation package and share our success with our named executive officers, as well as our other employees, when our objectives are met. The Compensation Committee has structured executive compensation to focus on pay-for-performance utilizing performance metrics that are tied to our business objectives, and our performance has far exceeded our industry's average, as set forth below.

Performance
In 2016, we achieved over $2.4 billion in revenues representing a pro forma increase of $261.5 million, or 12.0 percent over the prior year, and delivered basic earnings of $1.83 per diluted share. Net income was $97.2 million in 2016, compared with $97.7 million in 2015 (2015 net income included $27.7 million gain on sale of discontinued operations, net of income taxes). Adjusted EBITDA for purposes of determining performance targets grew to $287.4 million representing an increase of $47.0 million, or 19.5 percent over the prior year, which is significantly higher than the four percent growth projected for the staffing industry overall for 2016.

Growth
On Assignment has been the only staffing company to be featured on the Fortune “100 Fastest Growing Companies” list for three years running from 2014 to 2016. We consistently grow faster than the industry average with a target of $3 billion in revenues for 2018. Our year-over-year pro forma revenue growth rate was 12.0 percent in 2016, 11.1 percent in 2015 and 10.9 percent in 2014.(1)

Industry Rankings
According to Staffing Industry Analysts’ 2016 reports, On Assignment is a leader in multiple areas of the staffing industry:
• Second largest IT staffing firm in the United States for the fourth consecutive year;
• Second largest marketing/creative staffing firm in the United States;
• Fifth largest clinical/scientific staffing firm in the United States;
• Sixth largest direct hire staffing firm in the United States;
• 10th largest U.S. staffing and recruitment firm overall; and
• 16th largest global staffing and recruitment firm.

Corporate Governance Objectives
On Assignment's Compensation Committee, Board of Directors and management have taken several actions in the past year to promote corporate governance best practices for our benefit and the benefit of our stockholders. For example:
• The Board adopted stock ownership guidelines for our executive officers in addition to the policy previously in place for directors that prohibits our directors and executive officers from selling stock until they attain and maintain certain ownership levels of our stock; and
• The Compensation Committee incorporated clawback language into the 2016 incentive compensation program which covers all named executive officers performance-based compensation. The provision would subject any bonuses or equity awards to a clawback policy adopted by the Company to the extent required to comply with applicable law or securities exchange listing standards.

Compensation
On Assignment offers a competitive compensation plan in order to incentivize both short- and long-term performance, and encourage retention. Executives receive a base salary, an annual cash incentive bonus, long-term equity-based incentives and perquisites, and are eligible to participate in our employee benefits plans.

Experience
On Assignment takes pride in having a management team that is highly experienced, with a proven record of delivering on our growth strategies that puts them in high demand. Their longevity with our Company provides stability and improves our ability to follow through on extended plans.

(1) Pro forma includes revenues from businesses acquired during the last four years as if those acquisitions occurred at the beginning of 2013.

The following graphs illustrate our improvement in revenues, Adjusted EBITDA and gross profit over the last five years and compares that information against the total compensation listed for our Chief Executive Officer in the Summary Compensation Table on page 34 of this Proxy Statement and in our prior proxy statements. These performance metrics are used by our Compensation Committee to calculate our named executive officers' performance-based compensation, as described below in the section entitled "Compensation Program Elements."

Revenues[1] in millions
CEO compensation in millions
$10.0M
$8.5M
$7.0M
$5.5M
$4.0M
$2.5M
$2,500M
$2,000M
$1,500M
$1,000M
$500M
$1,239.7
$1,632.0
$1,859.9
$2,065.0
$2,440.4
$4.5
$6.4
$5.6
$7.6
$7.3
2012
2013
2014
2015
2016

Adjusted EBITDA[1] in millions
Net Income[1][2] in millions
$50.0M
$40.0M
$30.0M
$20.0M
$10.0M
$0.0M
$300M
$250M
$200M
$150M
$100M
$50M
$0M
$137.8
$172.2
$205.9
$240.4
$285.0
$42.7
$84.5
$77.2
$97.7
$97.2
$4.5
$6.4
$5.6
$7.6
$7.3
2012
2013
2014
2015
2016

Gross profit[1] in millions
$10.0M
$8.5M
$7.0M
$5.5M
$4.0M
$2.5M
$800M
$600M
$400M
$200M
$0M
$384.3
$488.4
$597.9
$678.7
$795.2
$4.5
$6.4
$5.6
$7.6
$7.3
2012
2013
2014
2015
2016

(1)	As reported for the year in which the compensation was earned.
(2)	2013 and 2015 net income included gain on sale of discontinued operations, net of income taxes, of $30.8 million and $27.7 million, respectively.

Stock Performance Graph

The following graph compares the performance of On Assignment’s common stock price during the period from December 31, 2011 to December 31, 2016 with the composite prices of companies listed on the NYSE and of companies included in the SIC Code No. 736—Personnel Supply Services Companies Index. The companies listed in the SIC Code No. 736 include peer companies in the same industry or line of business as On Assignment.

The graph depicts the results of investing $100 in our common stock, the NYSE market index, and an index of the companies listed in the SIC Code No. 736 on December 31, 2011, and assumes that dividends were reinvested during the period.

The comparisons shown in the graph below are based upon historical data, and we caution stockholders that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, potential future performance.

Comparison of Cumulative Total Return
On Assignment, Inc. (ASGN)
NYSE Market Index
SIC Code Index
400
300
200
100
0
$181.40
$312.34
$296.87
$402.06
$394.99
$123.22
$198.14
$183.68
$196.17
$197.36
$116.25
$146.94
$157.04
$150.77
$168.95
2011
2012
2013
2014
2015
2016

ASSUMES $100 INVESTED ON DECEMBER 31, 2011
ASSUMES DIVIDEND REINVESTED
YEAR ENDING DECEMBER 31, 2016

	Year Ended December 31,
	2011	2012	2013	2014	2015	2016
On Assignment	$100.00	$181.40	$312.34	$296.87	$402.06	$394.99
NYSE Market Index	$100.00	$116.25	$146.94	$157.04	$150.77	$168.95
SIC Code No. 736 Index—Personnel Supply Services Company Index	$100.00	$123.22	$198.14	$183.68	$196.17	$197.36

Compensation Consultant

In 2015, the Compensation Committee retained Semler Brossy as its compensation consultant to help determine compensation for certain positions in the Company including all of the named executive officers as well as the Board of Directors. Semler Brossy also advised the Compensation Committee in designing the annual cash and long-term incentive compensation programs, and the consultant also provided advice regarding the renewal of the Chief Executive Officer's employment agreement. These compensation programs and designs remained substantially in place for 2016, though Semler Brossy was retained in 2016 as well for compensation advice as requested from time to time. The Compensation Committee has assessed the independence of Semler Brossy pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the Compensation Committee.

Compensation Philosophy

This section explains our compensation philosophy and compensation program as it relates to our named executive officers. The following table sets forth the key elements of our named executive officers’ compensation, along with the primary objective associated with each element of compensation.

Compensation Element	Primary Objective
Base salary	To provide stable income as compensation for ongoing performance of job responsibilities.
Annual performance-based cash compensation (bonuses)	To incentivize short-term corporate objectives and individual contributions to the achievement of those objectives.
Long-term equity incentive compensation
To incentivize long-term performance objectives, align the interests of our named executive officers with stockholder interests, encourage the maximization of shareholder value, and retain key executives.

Severance and change in control benefits
To encourage the continued attention and dedication of our named executive officers and provide reasonable individual security to enable our named executive officers to focus on our best interests, particularly when considering strategic alternatives.

Retirement savings (401(k) plan)	To provide retirement savings in a tax-efficient manner.
Health and welfare benefits	To provide standard protection with regard to health, dental, life and disability risks as part of a market-competitive compensation package.

To serve the foregoing objectives, our overall compensation program is generally designed to be flexible and complementary rather than purely formulaic, and it is reviewed and revised on an annual basis. In alignment with the objectives set forth above, the Compensation Committee has generally determined the overall compensation of our named executive officers and its allocation among the elements described above, relying on the analyses and advice provided by its compensation consultant as well as input from our management team.

The Company seeks to attract, motivate and retain key talent needed to enable On Assignment to operate successfully in a competitive environment. The Company’s fundamental policy is to offer On Assignment’s named executive officers competitive and fair compensation opportunities based upon their relevant experience, their individual performance, and the overall financial performance of On Assignment in a way that is aligned with the long-term interests of the Company’s stockholders. The Company believes that the compensation program for the executive officers is instrumental to the Company’s performance.

The Compensation Committee oversees the executive compensation program and determines compensation for the Company’s executive officers. The Compensation Committee recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives, and has done so with each of its named executive officers. Through these agreements, On Assignment seeks to further motivate such individuals, retain their services, and secure confidentiality and non-solicitation obligations from such executives, applicable both during and after their employment. These compensatory agreements include executive employment agreements and severance arrangements.

In exercising discretion to determine compensation, the Compensation Committee carefully considers the experience, responsibilities and performance of each executive officer, and the Company’s overall financial performance. In determining appropriate compensation for our executives, the Compensation Committee considers numerous factors including, but not limited to: rewarding results which are beneficial for the stockholders, competitive compensation, balancing cash and equity payments, recognizing external effects on our business, retention of our executive officers, skills of the executive officers, the Company’s business and growth strategy, and the overall reasonableness of compensation in the experience of our Compensation Committee members.
The Compensation Committee also compares our performance against that of our peer group as part of its oversight responsibilities. For purposes of setting compensation for 2016, the Compensation Committee, with the assistance of Semler Brossy, considered the compensation of executive officers of competitor companies with the compensation of certain executives of On Assignment, including the named executive officers. In its analysis, Semler Brossy utilized a peer group of 16 professional services companies to establish the compensation for comparable executive positions, including related industry peers, primarily in the staffing and consulting services area. The competitor compensation review occurred in the fall of 2015, and at that time, revenues for the prior 12 months of the entities in the peer group ranged from $848 million to $4.8 billion, which were generally within one-third to twice On Assignment’s revenues at that time. The following companies were included in the peer group, which was our peer group for 2016 as well:
•AMN Healthcare Services, Inc.;
•Booz Allen Hamilton Inc.;
•CACI International Inc.;
•CDI Corporation;
•Ciber Inc.;
•FTI Consulting, Inc.;
•Huron Consulting Group Inc.;
•Insperity, Inc.;
•Kforce Inc.;
•Korn/Ferry International;
•Navigant Consulting, Inc.;
•Robert Half International Inc.;
•Team Health Holdings, Inc.;
•Towers Watson & Co. (prior to its acquisition by Willis Group Holdings PLC);
•TrueBlue, Inc.; and
•Unisys Corporation.

The Compensation Committee considers the Chief Executive Officer’s reviews and assessments of the performance of the other executive officers in its compensation decisions. The Compensation Committee works closely with the Chief Executive Officer in setting compensation for the executive officers (other than the Chief Executive Officer), giving weight to the Chief Executive Officer’s evaluation of the other executive officers because of his direct knowledge of their performance.

The Compensation Committee strives to achieve a balance between cash and equity compensation as well as long-term and short-term incentive compensation which aligns with our stockholders’ interests, but the Compensation Committee does not employ any formal method for allocating between cash and equity awards or between long-term and short-term incentives. Instead, the Compensation Committee balances various goals, longer-term performance objectives and vesting conditions on an individualized basis.

A fundamental objective of the Compensation Committee is to make a substantial portion of each executive officer’s compensation contingent upon On Assignment’s performance, as well as upon his or her own individual level of performance such that each executive officer is compensated for results. The Compensation Committee furthers this objective through an annual performance-based incentive compensation program using multi-year, long-term incentive awards subject to achievement of specified goals tied to business criteria, including periodic equity grants with performance-based vesting components. The Compensation Committee strives to align the remuneration potential for the executive officers with stockholder interests through the use of equity awards. The mechanics and performance criteria for annual incentive awards and long-term incentive awards are discussed in greater detail below.

With respect to our named executive officers, in 2016, the Compensation Committee linked a substantial portion of each executive’s total compensation to the performance of the Company or division over which the executive has responsibility (as applicable), quantified by the following measurements: (i) EBITDA adjusted for the purposes of incentive compensation targets, but excluding gains, losses or expenses associated with unusual items which include restructurings, discontinued operations, force majeure, litigation, judgments and settlements, changes in tax laws or accounting principles, certain severance amounts, equity-based compensation expense, one-time gains or losses from disposal or sale of assets, and impairment of goodwill or other identifiable intangible assets (“Adjusted EBITDA”); (ii) Adjusted EBITDA per share; and (iii) gross profit. A calculation of Adjusted EBITDA is included in Annex A.

The Compensation Committee believes this structure is appropriate because senior executives’ efforts and business judgment significantly impact the performance of the Company and the Company’s stock price, and these metrics qualify that impact. Our executive officers receive annual cash incentive compensation opportunities with attainment targets set each year by the Compensation Committee, based on percentages of their annual salary depending upon the scope of the executive’s responsibilities. Additionally, our executive officers receive annual RSU equity grants, the size of which increase as the executive’s level of responsibility and impact on overall Company performance increases. The value of the annual equity grants is tied to the value of On Assignment’s common stock, with vesting schedules that are based on the attainment of performance-based goals established by the Compensation Committee and continued service to the Company over a period of time. We believe that linking equity awards to performance-based vesting conditions and continued service to the Company provides desirable retention and performance incentives.

The Compensation Committee believes the use of both annual and long-term incentive awards encourages the executive officers to balance and manage short-term returns against long-term Company goals and investments in future opportunities. Annual incentive awards are generally cash awards intended to reward the executive for achieving growth in one or more designated business unit level or consolidated performance metrics. Multi-year, long-term incentive awards are typically equity awards, with vesting subject to the attainment of designated levels of Company or division financial performance, as well as the passage of time. Awards to individuals who are “covered employees” under Internal Revenue Code (the “Code”) Section 162(m) (discussed below) or who the Compensation Committee believes may be covered in the future, may be structured in a manner intended to constitute “qualified performance-based compensation” under Code Section 162(m) in order to preserve the deductibility of the awards.

Our compensation decisions for the named executive officers in 2016, including each of the key elements of our executive compensation program, are discussed in detail below. This discussion is intended to be read in conjunction with the executive compensation tables and related disclosures.

Compensation Program Elements

Base Salary

One component of our compensation package is an annual salary commensurate with each executive officer’s experience, scope of responsibility, skill in executing those responsibilities and overall value to the organization. The Compensation Committee considers the following factors in determining the base salary for each named executive officer:

• individual performance as measured by the success of the executive officer’s business division or area of responsibility;
• competitiveness with salary levels of similarly-sized companies and our peer group evaluated through salary surveys and internal compensation parity standards;
• the range of the Company’s other executive officer salaries and annual salary increases awarded to the Company’s other executive officers;
• the performance of the Company and the overall economic climate;
• whether the base salary equitably compensates the executive for the competent execution of his duties and responsibilities;
• the executive officer’s experience; and
• the anticipated impact of the executive officer’s business division or area of responsibility.

The amount and timing of any increase in base compensation depends upon, among other things, overall economic conditions, the performance of the Company and the executive officer’s business unit (if applicable), the individual’s performance, internal compensation parity and the time interval and any responsibilities assumed since the last salary increase. While the Compensation Committee allocates a competitive base salary for each executive, base salary is only a portion of the overall compensation program. Executive officers’ performance, including over-achievement, is generally rewarded through incentive programs, rather than base salary.

In determining whether or not to apply a salary increase for the named executive officers in 2016, the Compensation Committee requested Semler Brossy to conduct a compensation study which reviewed, among other things, our executives' compensation against our peer group. The Compensation Committee took this pay study into consideration, along with the overall value of each named executive officer’s compensation and equity, the timing of the named executive officer’s last salary increase, the performance of the Company and the division over which the named executive officer has responsibility (if applicable), the percentage of executive compensation compared to the Company’s overall expenses, the performance of the staffing industry, and the overall economic climate. After taking all of this information into consideration, the Compensation Committee approved the following merit increases to base salary for each named executive officer effective January 1, 2016: a five percent increase for Mr. Dameris; a four percent increase for Mr. Hanson; and a three percent increase for Mr. Pierce. Further, on December 30, 2016, Mr. Hanson was promoted to the role of President of the Company, and commensurate with the promotion, the Compensation Committee approved an additional 25 percent increase for him increasing his annual base salary to $600,000 effective January 1, 2017.

Annual Cash Incentive Compensation

Executive officers, including our named executive officers, are eligible for annual incentive compensation payable in cash and tied to achievement of performance goals, which typically include components related to profitability and growth, either at the divisional or corporate levels, or a combination, depending upon the executive’s area of responsibility. By focusing on profitability and growth measures, the Compensation Committee attempts to relate annual cash incentive compensation to performance measures that demonstrate appropriate growth and contribute to overall shareholder value. Within the first 90 days of each fiscal year, the Compensation Committee typically establishes annual performance targets and corresponding target incentive compensation. Annual incentive compensation is typically calculated as a percentage of the individual’s base salary, with higher level executives eligible for higher target percentages. The Compensation Committee followed this procedure for 2016 annual incentive compensation, setting target and maximum cash incentive compensation opportunities of 100 percent and 200 percent in the aggregate, respectively, of annual base salary for Mr. Dameris, 70 and 140 percent in the aggregate of annual base salary for Messrs. Hanson, Blazer and McGowan, and 60 and 120 percent in the aggregate of annual base salary for Mr. Pierce, assigned according to the rank and the scope of responsibilities of the executive and provisions in their employment agreements.

A schedule of 2016 annual base salary and target and maximum cash incentive compensation amounts is as follows:

	Annual Base Salary	Annual Cash Incentive Compensation
Name		Target	Maximum
Peter T. Dameris	$926,000	$926,000	$1,852,000
Edward L. Pierce	530,000	318,000	636,000
Theodore S. Hanson	480,000	336,000	672,000
Randolph C. Blazer	716,625	501,638	1,003,276
Michael J. McGowan	630,630	441,441	882,882

For our named executive officers, over half of their 2016 potential cash compensation package is attached to attainment of their respective cash incentive compensation program targets, assuming the achievement of applicable performance goals. The Compensation Committee believes this arrangement appropriately links the executives’ remuneration to the performance of the Company and the benefits derived by the stockholders. The targets are based on full-year performance measures and are, therefore, determined at a time when attainment is substantially uncertain. This incentive bonus opportunity consists of two components established by the Compensation Committee:  a “Tier 1 bonus” for target achievement of set objectives, and a “Tier 2 bonus” based on extraordinary performance surpassing those objectives, paid incrementally up to a pre-set maximum level. The Tier 1 bonus and Tier 2 bonus together make up the executive officer’s maximum annual cash incentive bonus opportunity. Structuring the annual incentive compensation in this manner upholds On Assignment’s philosophy of paying for performance. The Tier 1 bonus component is designed to be achievable based upon highly competent management performance on the executive’s part, assuming certain economic conditions and other circumstances at the time the goal was established. The Tier 2 bonus component is designed to be difficult to achieve under those circumstances and to reward truly exceptional performance.

In 2016, the Compensation Committee established the cash incentive compensation percentages based on its review of the compensation study and recommendations made by Semler Brossy, provisions in each named executive officer’s employment agreement, historical cash incentive compensation amounts, and the same general factors that the Compensation Committee considered for annual base salary. The performance goals were set by the Compensation Committee after consultation with the Chief Executive Officer (with respect to named executive officers other than himself) and changes to performance targets reflect growth from the prior year based on weighted averages of projected growth for the staffing industry sectors that On Assignment serves as projected by Staffing Industry Analysts in its September 2015 report, the latest available projections available prior to setting the targets. Tier 1 targets were generally set at weighted industry average growth projections for 2016 over the prior year results, which was 5.8 percent growth on a consolidated Company basis. Tier 2 targets for Company performance were based on consolidated Company performance being 46 percent above the weighted industry average growth rates, or 8.5 percent above prior year results. Division performance targets generally required performance substantially above the industry weighted average growth projections. In 2016, for purposes of setting named executive officer annual cash incentive bonus targets, the Compensation Committee determined that growth and success in the areas of Adjusted EBITDA and gross profit would best indicate growth and success for the Company. The Compensation Committee moved from revenues to gross profits as a financial metric to ensure that executives were being properly incentivized to avoid growth without corresponding profitability. The Compensation Committee believes that the Company’s success in these areas represents the measures used by our stockholders to assess our Company’s value. As described under “Compensation Philosophy” above, Adjusted EBITDA for purposes of incentive compensation targets is earnings before interest, taxes, depreciation and amortization but excluding gains losses or expenses associated with unusual items. In addition to the financial metrics for targets described above, the Compensation Committee wanted to set special discretionary targets for one-half of Mr. Hanson's Tier 2 bonus opportunity to reflect certain goals and objectives that were set for him in 2016 when he was promoted to the role of Executive Vice President of the Company, and these targets are set forth below for Mr. Hanson. In order to determine successful achievement of these discretionary targets, the Compensation Committee reviewed each of the components with Mr. Dameris to evaluate Mr. Hanson's achievements in each of the areas listed.

The cash incentive compensation target and maximum goals, and actual amounts attained with respect to those goals for each named executive officer, are set forth below for 2016.

Chief Executive Officer

For 2016, Mr. Dameris’ target and maximum cash incentive compensation opportunities were set at 100 percent and 200 percent in the aggregate of his annual base salary, respectively, as provided for in the Second Amended and Restated Executive Agreement we entered into with Mr. Dameris on November 17, 2015 (the "Dameris Employment Agreement"). Mr. Dameris earned the maximum possible cash incentive bonus of $1,852,000. The performance targets for Mr. Dameris' 2016 cash incentive bonus and the amounts earned are noted below.

Tier 1
Mr. Dameris was eligible to earn his Tier 1 cash incentive bonus equal to 100 percent of his annual base salary upon the Company’s attainment of the following targets during 2016:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
100%	Company achieves Adjusted EBITDA of $279,094,858	$287,353,027	$926,000	$926,000

Tier 2
Mr. Dameris was eligible to earn his Tier 2 cash incentive bonus of up to 100 percent of his annual base salary upon the Company’s attainment of the following targets during 2016:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
40%	Company achieves Adjusted EBITDA of $279,094,858 to $286,217,317 (sliding linear scale)	$287,353,027	$370,400	$370,400
60%	Company achieves gross profit of $769,224,576 to $788,855,071 (sliding linear scale) of gross profit	$790,643,796	$555,600	$555,600
	Tier 1 plus Tier 2 Total		$1,852,000	$1,852,000

Chief Financial Officer

Mr. Pierce’s maximum cash incentive compensation bonus opportunity was set at 120 percent of his annual base salary, and Mr. Pierce earned the maximum cash incentive bonus possible of $636,000. The performance targets for Mr. Pierce's 2016 cash incentive bonus and the amounts earned are noted below.

Tier 1
Mr. Pierce was eligible to earn his Tier 1 cash incentive bonus equal to 60 percent of his annual base salary upon the Company’s attainment of the following targets during 2016:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
100%	Company achieves Adjusted EBITDA of $279,094,858	$287,353,027	$318,000	$318,000

Tier 2
Mr. Pierce was eligible to earn his Tier 2 cash incentive bonus up to 60 percent of his annual base salary upon the Company’s attainment of the following targets for 2016:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
40%	Company achieves Adjusted EBITDA of $279,094,858 to $286,217,317 (sliding linear scale)	$287,353,027	$127,200	$127,200
60%	Company achieves gross profit of $769,224,576 to $788,855,071 (sliding linear scale) of gross profit	$790,643,796	$190,800	$190,800
	Tier 1 plus Tier 2 Total		$636,000	$636,000

President
In January 2016, Mr. Hanson was promoted to the role of Executive Vice President of the Company and he relinquished his title as Chief Financial Officer of Apex Systems, though he retained certain duties and responsibilities for Apex Segment. With the promotion, the Compensation Committee included a stronger representation of consolidated results of On Assignment in the weighting of his financial metric targets, and he was also provided special discretionary targets for one-half of his Tier 2 bonus to reflect certain goals and objectives that the Board of Directors wanted him to focus upon in his new role. On December 30, 2016, Mr. Hanson was promoted to the role of President of the Company, and commensurate with this promotion, his 2017 maximum cash incentive bonus opportunity was increased to 150 percent of his base salary. For 2016, the maximum cash incentive compensation opportunity for Mr. Hanson was 140 percent of his annual base salary. Mr. Hanson earned the maximum cash incentive bonus possible of $672,000. The performance targets for Mr. Hanson's 2016 cash incentive bonus and the amounts earned are noted below.

Tier 1
Mr. Hanson was eligible to earn a Tier 1 cash incentive bonus up to 70 percent of his annual base salary contingent upon attainment of the following targets during 2016 by On Assignment and our Apex Segment:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
20%	Company achieves Adjusted EBITDA of $279,094,858	$287,353,027	$67,200	$67,200
30%	Apex Segment (excluding Creative Circle, LLC ("Creative Circle")) achieves gross profit growth of 8.0 percent over 2015	11.4% over 2015	$100,800	$100,800
15%	Creative Circle achieves gross profit growth of 12.5 percent over pro forma 2015	14.8% over pro forma 2015	$50,400	$50,400
35%	Apex Segment achieves Adjusted EBITDA growth of 8.0 percent over pro forma 2015	14.7% over pro forma 2015	$117,600	$117,600

Tier 2
Mr. Hanson was eligible to earn a Tier 2 cash incentive bonus up to 70 percent of his annual base salary contingent upon attainment of the following targets during 2016 by On Assignment and by him personally:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
50%	Company achieves Adjusted EBITDA of $279,094,858 to $286,217,317 (sliding linear scale)	$287,353,027	$168,000	$168,000
50%	Achievement of objectives related to training across all divisions, succession planning, strategy, budget and financial planning oversight, and increased responsibilities with the Apex Segment	100%	$168,000	$168,000
	Tier 1 plus Tier 2 Total		$672,000	$672,000

President of Apex Systems
Mr. Blazer’s maximum cash incentive compensation bonus opportunity was set at 140 percent of his annual base salary, and Mr. Blazer earned $986,748 out of a maximum cash incentive bonus possible of $1,003,275. The performance targets for Mr. Blazer's 2016 cash incentive bonus and the amounts earned are noted below.

Tier 1
Mr. Blazer was eligible to earn a Tier 1 cash incentive bonus up to 70 percent of his annual base salary contingent upon attainment of the following targets during 2016 by On Assignment and our Apex Segment:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
20%	Company achieves Adjusted EBITDA of $279,094,858	$287,353,027	$100,328	$100,328
30%	Apex Segment (excluding Creative Circle, LLC ("Creative Circle")) achieves gross profit growth of 8.0 percent over 2015	11.4% over 2015	$150,491	$150,491
15%	Creative Circle achieves gross profit growth of 12.5 percent over pro forma 2015	14.8% over pro forma 2015	$75,246	$75,246
35%	Apex Segment achieves Adjusted EBITDA growth of 8.0 percent over pro forma 2015	14.7% over pro forma 2015	$175,573	$175,573

Tier 2
Mr. Blazer was eligible to earn a Tier 2 cash incentive bonus up to 70 percent of his annual base salary contingent upon attainment of the following targets during 2016 by On Assignment and our Apex Segment:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
20%	Company achieves Adjusted EBITDA of $279,094,858 to $286,217,317 (sliding linear scale)	$287,353,027	$100,328	$100,328
30%	Apex Segment (excluding Creative Circle) achieves gross profit growth of 8.0 to 11.0 percent over 2015 (sliding linear scale)	11.4% over 2015	$150,491	$150,491
15%	Creative Circle achieves gross profit growth of 12.5 to 15.5 percent growth over pro forma 2015 (sliding linear scale)	14.8% over pro forma 2015	$75,246	$58,718
35%	Apex Segment achieves Adjusted EBITDA growth of 8.0 to 11.0 percent over pro forma 2015 (sliding linear scale)	14.7% over pro forma 2015	$175,573	$175,573
	Tier 1 plus Tier 2 Total		$1,003,275	$986,748

Former President of Oxford and Chief Operating Officer

Mr. McGowan’s maximum cash incentive compensation opportunity was set at 140 percent of his base salary. He earned a cash incentive bonus equal to $176,576 out of a maximum possible $882,882. The performance targets for Mr. McGowan's 2016 cash incentive bonus and the amounts earned are noted below.

Tier 1
For 2016, Mr. McGowan was eligible to earn a Tier 1 cash incentive bonus up to 70 percent of his annual base salary contingent upon attainment of the following 2016 targets by On Assignment and the subsidiaries and divisions for which he was directly responsible:

% of Tier 1 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
20%	Company achieves Adjusted EBITDA of $279,094,858	$287,353,027	$88,288	$88,288
30%	Oxford Segment (without Life Sciences Europe and CyberCoders, Inc. ("CyberCoders")) achieves gross profit growth of 5.8 percent over 2015	5.3% over 2015	$132,432	-
15%	Life Sciences Europe achieves Adjusted EBITDA growth of 5.8 percent over pro forma 2015	17.7% under pro forma 2015	$66,216	-
35%	Oxford Segment achieves Adjusted EBITDA growth of 5.8 percent over pro forma 2015	7.8% under pro forma 2015	$154,504	-

Tier 2
Mr. McGowan was eligible to earn a Tier 2 cash incentive bonus up to 70 percent of his annual base salary contingent upon attainment of the following 2016 targets by On Assignment and the subsidiaries and divisions for which he was directly responsible:

% of Tier 2 Target	Performance Target	Actual Performance	Maximum Incentive Opportunity	Incentive Amount Earned
20%	Company achieves Adjusted EBITDA of $279,094,858 to $286,217,317 (sliding linear scale)	$287,353,027	$88,288	$88,288
30%	Oxford Segment (without Life Sciences Europe and CyberCoders) achieves gross profit growth of 5.8 to 8.5 percent over 2015 (sliding linear scale)	5.3% over 2015	$132,432	-
15%	CyberCoders achieves Adjusted EBITDA equal to 2015	10.7% under 2015	$66,216	-
35%	Oxford Segment achieves Adjusted EBITDA growth of 5.8 to 8.5 percent over pro forma 2015 (sliding linear scale)	7.8% under pro forma 2015	$154,504	-
	Tier 1 plus Tier 2 Total		$882,882	$176,576

Annual Equity Incentive Compensation

The Compensation Committee periodically approves grants of restricted stock units to On Assignment’s executive officers, including its named executive officers. These grants are designed to balance the comparatively short-term goals of the annual cash incentive compensation bonuses with long-term stock price performance, to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage their responsibilities from the perspective of an owner with an equity stake in the business. In addition, On Assignment believes that granting equity awards with long vesting periods creates a retention incentive and encourages the executive officers to focus on the Company’s long-term business objectives and long-term stock price performance.

In 2016, the Company continued to rely on long-term equity awards in the form of RSUs to ensure a strong connection between the executive compensation program and the long-term interests of the Company’s stockholders. RSUs enable the Company to confer value in excess of simple future appreciation, providing a valuable incentive in a sometimes volatile market. Accordingly, the Company believes that RSUs are an effective compensation element for attracting executives and promoting their long-term commitment to the Company. The Compensation Committee prefers RSUs to stock options because, unlike stock options, RSUs are not at risk of having an exercise price which is greater than the market price of the underlying shares during the vesting period and thereby failing in their fundamental purpose of providing an incentive to the executives to remain employed with the Company and focus efforts on achieving the performance targets necessary for vesting.

All 2016 RSU grants for the named executive officers had vesting terms that were conditioned upon achievement of performance criteria. The Compensation Committee believes that conditioning the vesting of RSU awards on the attainment of performance objectives is appropriate because this type of award creates an incentive for the executive to attain the designated performance criteria for vesting purposes, as well as to execute business plans that increase the overall fair market value of our common stock and align the executives’ interests with the Company’s stockholders. Upon achievement of the performance targets, many of these grants continue to be subject to additional time-vesting requirements which provides further retention incentives.

The size of the RSU grants is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the executive’s seniority and ability to impact our stock price. In determining the size of the grants, the Compensation Committee also considers the executive officer’s annual salary and annual cash incentive compensation opportunity. The Compensation Committee also takes into account the scope and business impact of the executive’s position, the individual’s potential to assume future duties and responsibility on behalf of On Assignment over the vesting schedule, the executive’s individual performance in recent periods, and the executive’s current holdings of On Assignment stock and options received through previous equity grants, as well as the equity plan’s individual award limits, quality of service to the Company, experience of the officer, the then-current fair market value of the Company’s common stock, and the overall equity awarded to each executive officer. The Compensation Committee feels that taking all of these factors into consideration enhances our ability to provide meaningful, appropriate and balanced incentives.

Long-term equity incentive compensation, structured in a way that aligns compensation of the executive officers with interests of our stockholders, comprised a significant portion of our named executive officers’ total 2016 compensation. The Compensation Committee granted Mr. Dameris, our Chief Executive Officer, equity awards in 2016 in accordance with the terms of the Dameris Employment Agreement. Pursuant to the agreement, Mr. Dameris’ 2016 equity awards have both one-year and multi-year vesting schedules and are further conditioned on performance-vesting requirements linked to the attainment of specified goals related to Adjusted EBITDA and Adjusted EBITDA per share. The Compensation Committee believes that a multi-year vesting schedule, which governs the majority of Mr. Dameris' RSU grants, encourages Mr. Dameris’ continuation in service with the Company through those vesting dates. In addition, the Compensation Committee believes that Mr. Dameris’ RSU grants provide Mr. Dameris with incentive to focus on increasing the long-term value of the Company as measured by the Company’s Adjusted EBITDA. The use of Adjusted EBITDA targets encourages Mr. Dameris to focus on producing financial results that align with the interests of our stockholders.

The Compensation Committee similarly strove to align the remuneration potential for the other named executive officers with stockholder interests through the use of annual RSU equity awards during 2016. Equity awards for Messrs. Pierce, Hanson, Blazer and McGowan included multi-year vesting components based on the achievement of Adjusted EBITDA performance targets set by the Company. The Compensation Committee believes the performance-target vesting requirements of the RSU grants encourage the executives to strive for superior Adjusted EBITDA results, which is an important measurement of the Company’s success for our stockholders.

The 2016 annual long-term equity incentive compensation granted to each named executive officer is set forth below.

Chief Executive Officer

On January 4, 2016, Mr. Dameris was granted the following equity incentive compensation opportunities pursuant to the Dameris Employment Agreement:

•
Tranche A Award - Mr. Dameris was granted 18,700 RSUs having a grant date fair value of $800,000. This award vested on January 2, 2017 and was subject to continued service to the Company and the Company attaining positive EBITDA in 2016 which was achieved. Mr. Dameris received 18,700 shares on February 9, 2017 when the Compensation Committee certified achievement of the performance target.

•
Tranche B Award - Mr. Dameris was granted 80,645 performance-based RSUs, and the performance targets were set on February 11, 2016. The RSUs were eligible to vest based on the Company’s attainment of Adjusted EBITDA at various levels over the one-year period ending on December 31, 2016. The earned portion of the award vests and becomes (or became) payable in three equal components on January 2, 2017, January 2, 2018 and January 2, 2019, subject to continued service to the Company. The Compensation Committee set the applicable targets and their weighting as follows:

% of RSU Award	Performance Target	Maximum Number of Shares to be Earned
10%	Company achieves a minimum of $223,275,887 of Adjusted EBITDA	8,064
40%	Company achieves Adjusted EBITDA of $223,275,887 to $251,185,372 (sliding linear scale)	32,258
16.7%	Company achieves Adjusted EBITDA of $251,185,372 to $279,094,858 (sliding linear scale)	13,441
33.3%	Company achieves Adjusted EBITDA of $279,094,858 to $286,217,317 (sliding linear scale)	26,882

The Company achieved $287,353,027 in Adjusted EBITDA in 2016 and therefore Mr. Dameris earned the performance objective for all 80,645 shares related to this RSU grant when the Compensation Committee certified achievement of the performance target. 26,882 of the shares vested and paid out upon certification of performance on February 9, 2017, with the remaining shares to vest and be paid out equally on January 2, 2018 and January 2, 2019, subject to continued service to the Company.

•
Tranche C Award - Mr. Dameris was granted an RSU award with a fair market value of up to $500,000, with the share number determined on the date of settlement. Pursuant to the grant terms, Mr. Dameris was eligible to receive a linear pro rata portion of the grant based on percentage attainment of the target after a minimum threshold was met. On February 11, 2016, the Compensation Committee set the performance targets for the Tranche C award, and the minimum threshold target was determined to be achievement by the Company of Adjusted EBITDA per share of $4.70 during the 12-month performance period ending December 31, 2016. Mr. Dameris vested in 80 percent of the Tranche C award upon achievement of the minimum threshold target. The remaining 20 percent of the target was achievable upon the Company attaining Adjusted EBITDA per share of the Company’s common stock of $4.70 to $5.74 during the same performance period. The Company achieved $5.40 in Adjusted EBITDA per share in 2016, and therefore Mr. Dameris vested in $467,550 of the Tranche C award. Mr. Dameris received 10,024 shares on February 9, 2017 when the Compensation Committee certified achievement of the performance target.

•
Additional Award - Mr. Dameris was granted 18,700 RSUs having a grant date fair value of $800,000. This award is subject to continued service to the Company on the four vesting dates, which are January 2 of 2017 to 2020, as well as achievement by the Company of positive EBITDA in 2016, which occurred. Mr. Dameris received 4,675 shares on February 9, 2017 when the Compensation Committee certified achievement of the performance target, and the remainder of the grant vests pro rata on the remaining three vesting dates.

Other Named Executive Officers

On January 4, 2016, Messrs. Pierce, Hanson, Blazer and McGowan received grants of 16,362, 17,531, 25,712 and 25,712 RSUs, respectively, 60 percent of which vest in three equal, annual installments on January 4, 2017, January 4, 2018 and January 4, 2019, subject to achievement of positive Adjusted EBITDA for the Company in 2016 (the "Positive EBITDA Component") and continued service to the Company. Consistent with its overall compensation philosophy, the Compensation Committee believes that the added time-vesting requirement of the RSU grants creates a retention incentive for the executive officers and rewards them for exercising business judgment that maximizes the trading price of the Company’s common stock over a multi-year period. The remaining 40 percent of each RSU award is also performance-based, vesting in three equal, annual installments subject to attainment of performance targets established by the Compensation Committee for 2016, 2017 and 2018 (the "Three-Year Performance Component"), and subject to continued service to the Company. On February 11, 2016, the Compensation Committee established the following targets for performance-vesting grants for Messrs. Pierce, Hanson, Blazer and McGowan for 2016: 50 percent based on the Company achieving $279,094,858 of Adjusted EBITDA in 2016, and up to an additional 50 percent vested on a linear basis incrementally for Company achievement of Adjusted EBITDA greater than $279,094,858 up to a maximum of $286,217,317 in 2016. According to the terms of the grant, if the performance goal was not attained in full, any portion of the 2016 performance-target grants which is not earned will roll forward for only one year to become part of the 2017 performance-target grants scheduled to vest in January 2018 contingent upon attainment of the applicable target for 2017. The roll forward provision also applies to the 2017 and 2018 portions of these grants. The targets applied to the first third of the Three-Year Performance Component of the January 4, 2016 grant also apply to the second third of the related Three-Year Performance Component of the executives' January 2, 2015 grant, and the third third of the related Three-Year Performance Component of the executives' January 2, 2014 grant. The Company achieved $287,353,027 in Adjusted EBITDA in 2016 so these named executive officers earned their 2016 performance-target grants in full, and no portion was rolled forward to the following year.

Other Benefits

Company-Sponsored Health and Welfare Benefits

Our executives and their legal dependents are eligible to participate in Company-sponsored health and welfare plans. These benefits are designed to be competitive with overall market practices and to attract and retain employees with the skills and experience needed to promote On Assignment’s goals. The Compensation Committee believes that providing this coverage opportunity and enabling payment of the employee portion of such coverage costs through payroll deductions encourages our executives and their legal dependents to avail themselves of appropriate medical, dental and other health care services, as necessary, to help ensure our executives’ continued ability to contribute their efforts towards achieving On Assignment’s growth, profitability and other goals.

401(k) Plan

On Assignment and its subsidiaries offer tax-qualified 401(k) plans to our U.S. employees. Some of our executives and other employees are not eligible to fully participate up to the maximum contribution levels permitted by the Code in their applicable 401(k) plan as a result of their status as “highly compensated” employees under the Code.
Severance and Change in Control Benefits

In 2016, each of our named executive officers was party to an employment agreement that provides for severance upon a qualifying termination of employment. Additionally, pursuant to the Second Amended and Restated Change in Control Agreement with Mr. Dameris that was effective on December 31, 2015 (the "Dameris CIC Agreement"), the Executive Change of Control Agreement entered into with Mr. Pierce on September 1, 2012 (the "Pierce CIC Agreement") as well as the On Assignment Change in Control Severance Plan, as amended and restated on December 10, 2015 (the "CIC Severance Plan") in which Messrs. Hanson and Blazer participate and in which Mr. McGowan participated through December 30, 2016, On Assignment provides for cash severance and other benefits in the event the executive is terminated under certain defined circumstances following a change in control of our Company. We feel that these severance triggers and levels (described in more detail below) are appropriate to ensure our executive officers’ financial security, commensurate with their positions, in order to permit them to stay focused on their duties and responsibilities and promote the best interests of On Assignment in all circumstances.

Pursuant to the Dameris CIC Agreement and the Pierce CIC Agreement, in the event it is determined that any payment arising under the agreements would be subject to an excise tax for any excess parachute payment under Code Section 280G, a "best pay cap" reduction for any excess parachute payments under Code Section 280G is provided for unless the executive would receive a greater benefit without the reduction and after paying the related excise tax. The Compensation Committee believes that the change in control arrangements serve to minimize any distraction to the executive officers resulting from a potential change in the control of the Company and decrease the risk that these individuals would leave On Assignment when a transaction was imminent which would reduce the value of On Assignment to a prospective buyer, or to the stockholders in the event the transaction failed to close. Further, the Compensation Committee has structured the change in control severance payments as "double-trigger" (becoming payable only upon a qualifying termination following the change in control) and believes that this form of payment appropriately serves these goals yet avoids bestowing a windfall on the executive officers in the event that they are not involuntarily terminated following such an event.

The Pierce CIC Agreement allows for all unvested equity awards then held by Mr. Pierce to become fully vested and exercisable immediately prior to a change in control regardless of whether he is involuntarily terminated upon or following the transaction. The executive severance and change in control arrangements are further described under the heading "Employment Agreements" and "Payments upon Termination or Change in Control" below.

Perquisites

On Assignment also makes reasonable perquisites available to its executive officers, which includes a monthly automobile allowance, payment or reimbursement of actual expenses incurred by the executive officer in connection with an annual physical examination (subject to specific limits) and/or payment or reimbursement of actual expenses incurred for tax preparation and financial planning services (again, not to exceed specific limits). The Compensation Committee acknowledges the considerable time and focus demanded of our executive officers by their work duties as well as their role as “ambassadors” of On Assignment and authorizes these benefits in order to limit the impact and distraction of attending to these personal responsibilities. Additionally, the Compensation Committee believes the executives perceive these perquisites to be valuable and therefore helpful in attracting and retaining qualified leaders.

Tax Provisions and Accounting Consequences

The Compensation Committee considers the anticipated tax consequences to us and our executive officers when reviewing our compensation programs, as the deductibility of some types of compensation payments or the amount of tax imposed on the payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. The Compensation Committee considers the requirements of Code Sections 409A and 162(m) when structuring the executive compensation packages. Code Section 162 (m) limits the tax deductibility to the Company of annual compensation in excess of $1,000,000 that is paid to our Chief Executive Officer and our three other most highly compensated executive officers (other than the Chief Financial Officer). However, certain performance-based compensation is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals that are based on stockholder-approved performance criteria and the committee that establishes and certifies such goals consists only of “outside directors.” Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and/or paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes, and interest on their vested compensation under such plans. Changes in applicable tax laws and regulations, the increase in our stock price, and other factors beyond the Compensation Committee’s control can affect the deductibility of compensation. While the Compensation Committee endeavors to minimize deductibility limitations for the Company, in appropriate circumstances the Compensation Committee may authorize, and has authorized, payments that may become subject to these limitations in order to properly incentivize an executive officer.

Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20 percent tax penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our executive officers, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Code Section 280G. Our Board and its Compensation Committee have noted the unfavorable consequences to the Company and its executives of triggering such excess payments, and have taken measures to minimize these negative consequences. In 2013, the Board eliminated the tax gross-up provision included in the CIC Severance Plan and eliminated all excess payments which trigger Code Section 280G penalties. In 2015, Mr. Dameris and the Compensation Committee agreed to remove the tax gross-up provision included in his prior change in control agreement; the Dameris CIC Agreement includes a best pay cap reduction provision for excess parachute payments under Code Section 280G unless the executive would otherwise receive a greater after-tax benefit without the reduction and after paying the related taxes (including the excise tax). Mr. Pierce has the same best pay cap reduction provision in his Pierce CIC Agreement.
The Compensation Committee also regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 (formerly known as FASB 123R), requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.
While the tax or accounting impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. The Compensation Committee may award compensation which is not fully deductible to our executive officers if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Say-on-Pay

We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers (a “say-on-pay proposal”). At our 2016 annual meeting of stockholders held on June 9, 2016, 79.4 percent of the votes cast on the say-on-pay proposal at that meeting affirmatively voted in favor of the proposal (83.3 percent excluding broker non-votes). The Compensation Committee believes this affirms our stockholders’ support of the compensation program, objectives and policies for our named executive officers. At this Annual Meeting our stockholders are being asked to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers (the "Frequency Proposal"). As our Board has recommended that our stockholders vote for a frequency of one year, we currently expect our next vote on a say-on-pay proposal (after the vote at this Annual Meeting) will be held at our annual meeting in 2018, although our Board may decide to modify this practice, particularly in light of the results of the Frequency Proposal. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, in whole or in part, including the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and its Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.
The Compensation Committee of On Assignment, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee of the Board of Directors
Jonathan S. Holman (Chairman)
Senator William E. Brock
Jeremy M. Jones
Arshad Matin

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to On Assignment for the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Comp (2)	All Other Compensation (3)	Total
Peter T. Dameris	2016	$926,000	$4,493,516	$1,852,000	$10,380	$7,281,896
Chief Executive Officer	2015	881,515	5,101,032	1,587,600	13,923	7,584,070
	2014	839,692	3,306,450	1,415,471	414	5,562,027
Edward L. Pierce	2016	530,000	588,910	636,000	288	1,755,198
Executive Vice President and Chief Financial Officer	2015	515,686	1,497,052	541,769	144	2,554,651
	2014	497,105	399,073	483,029	571	1,379,778
Theodore S. Hanson	2016	480,000	602,499	672,000	24,273	1,778,772
President	2015	470,462	1,375,623	452,783	25,227	2,324,095
	2014	439,231	555,159	436,246	26,480	1,457,116
Randolph C. Blazer	2016	716,625	893,549	986,748	20,931	2,617,853
President, Apex Systems	2015	729,750	2,756,140	702,328	20,827	4,209,045
	2014	681,875	745,813	676,678	23,077	2,127,443
Michael J. McGowan	2016	630,630	1,273,422	176,576	12,480	2,093,108
Former Chief Operating Officer and President, Oxford	2015	641,832	2,787,824	627,148	14,232	4,071,036
	2014	600,050	671,869	332,755	14,392	1,619,066

(1)
Amounts shown in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 13 to the consolidated financial statements for the year ended December 31, 2016 included in our Annual Report. With respect to the performance-based RSUs, the fair value included in the amounts above is based on the probable outcome of the applicable performance goals. For 2016, the fair value was equal to the maximum potential value of the performance-based RSUs.

(2)	All non-equity incentive plan compensation amounts were earned based on performance in the year reported and were paid in February of the subsequent year.
(3)
The amounts set forth in the "All other compensation" column in 2016 for Mr. Dameris includes $288 for life insurance premiums paid by On Assignment; $5,400 for his auto allowance; reimbursement of $2,500 for tax preparation fees and $1,500 for a physical exam; and $692 for long-term and short-term disability, and accidental death and dismemberment insurance. Mr. Pierce's 2016 amount includes life insurance premiums paid by On Assignment. Mr. Hanson's 2016 amount includes $8,954 in 401(k) plan matching contributions; $4,963 in auto allowance; $4,603 in personal liability insurance premiums; reimbursement of $2,500 for tax preparation fees and $1,500 for a physical exam; and $1,753 for long-term and short-term disability insurance. Mr. Blazer's 2016 amount includes $9,275 of 401(k) plan matching contributions; $5,783 of auto allowance; $4,603 in personal liability insurance premiums; reimbursement of $1,248 for a physical exam; and $22 for short-term disability. For Mr. McGowan, the 2016 amount includes $6,000 of auto allowance; $5,300 in 401(k) plan matching contributions; and $1,180 for life insurance premiums paid by On Assignment.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers in the year ended December 31, 2016. The grant date for purposes of stock grants in the table below is the date used for accounting purposes, which is the date the performance targets for such grants are determined, even though the Compensation Committee may have approved of their grant on an earlier date.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (4)			Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Peter T. Dameris	1/4/2016					18,700		799,986
	1/4/2016					18,700		799,986
	2/11/2016				8,064	53,763	80,645	2,393,544
	2/11/2016(1)							500,000
	2/11/2016		926,000	1,852,000
Edward L. Pierce	1/4/2016					9,817		419,971
	2/11/2016				2,846		5,692	168,939
	2/11/2016		318,000	636,000
Theodore S. Hanson	1/4/2016					10,519		450,003
	2/11/2016				2,569		5,138	152,496
	2/11/2016		336,000	672,000
Randolph C. Blazer	1/4/2016					15,427		659,967
	2/11/2016				3,935		7,870	233,582
	2/11/2016		501,638	1,003,276
Michael J. McGowan	1/4/2016					15,427		659,967
	2/11/2016				3,709		7,418	220,166
	2/11/2016		441,441	882,882
	12/30/2016(2)					8,906		393,289

(1)
The Dameris Employment Agreement provides that Mr. Dameris is entitled to receive a performance award equaling a number of shares of the Company's common stock having a fair market value of up to $500,000, determined on the date of settlement. Therefore, the "threshold," "target" and "maximum" amounts at the time of grant were dollar-denominated, and would have been $400,000, $450,000 and $500,000, respectively.

(2)
In connection with Mr. McGowan's early retirement, the Compensation Committee approved the acceleration of these RSUs that otherwise would have had performance targets attributed to them on future dates for 2017 and 2018 performance.

(3)
Executive annual cash incentive compensation is determined by the Compensation Committee. See “Compensation Discussion and Analysis—Annual Incentive Compensation” for a general description of the criteria used in determining incentive compensation paid to our named executive officers. Amounts shown in these columns represent each named executive officer’s cash incentive bonus opportunity for 2016. The “target” amount represents the bonus the named executive officer could receive if the applicable performance goals were achieved, and is also the threshold for payment. The “maximum” amount represents the named executive officer’s maximum bonus opportunity for truly exceptional performance.

(4)
Represents the portion of performance-based RSU awards that have 2016 performance targets. For the awards with January 4, 2016 grant dates, performance targets had been pre-determined by the Compensation Committee in November 2015. The awards listed as having February 11, 2016 grant dates had in fact previously been granted to the executives by the Compensation Committee, however they were awaiting the determination of performance targets which the Compensation Committee only set on February 11, 2016. The February 11, 2016 equity awards for the named executive officers except Mr. Dameris included the first third of an award granted on January 4, 2016, the second third of an award granted on January 2, 2015, and the third third of an award granted on January 2, 2014. The “Threshold” amount represents the minimum number of RSUs that could vest if the applicable performance goals are achieved at threshold levels. The “Maximum” amount represents the maximum number of RSUs that are available to vest. The RSU grants that have a specific performance target are set forth in the "Target" column. See "Compensation, Discussion and Analysis - Annual Equity Incentive Compensation" for a general description of the criteria used in determining the equity compensation granted to our named executive officers.

(5)
Amounts shown in this column in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718, based on the probable outcome of the applicable performance goals. Assumptions used in the calculation of these amounts with respect to stock–based grants are included in Note 13 to the consolidated financial statements for the year ended December 31, 2016 included in our Annual Report.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

We have entered into employment agreements with each of our named executive officers, as described in this section. Under the terms of their employment agreements, all named executives must comply with certain confidentiality, non-solicitation and release requirements during and after their employment. See “Payments Upon Termination or Change in Control” for a discussion of payments and benefits to which the executive officers are entitled pursuant to their employment agreements and change in control agreements upon their termination of employment and/or change in control.

Peter T. Dameris

On November 17, 2015, Mr. Dameris entered into a second amended and restated senior executive agreement effective December 31, 2015 (the Dameris Employment Agreement), which provides for a four-year term through December 31, 2019, with automatic renewals thereafter for one-year periods. The Dameris Employment Agreement designates an annual base salary of $926,000 beginning January 1, 2016. The agreement further provides that beginning in 2016, Mr. Dameris will receive an annual cash incentive bonus targeted at 100 percent of his annual salary, with a maximum annual bonus opportunity equal to 200 percent of his annual salary in the aggregate. In addition, under the Dameris Employment Agreement, Mr. Dameris and his family, as applicable, are entitled to participate in our incentive, retirement and welfare plans to the extent applicable to other peer executives of the Company, and Mr. Dameris is entitled to receive a stipend of $450 per month for the lease of an automobile and other related expenses.
Under the Dameris Employment Agreement, Mr. Dameris is eligible to receive the following long-term incentive awards: (i) annual RSU awards each having a value of $800,000 for 2016 through 2019 based on achievement of positive Adjusted EBITDA for the year of award (the "Tranche A awards"); (ii) annual RSU awards for 2016 through 2019, the value of each of which are to be set between $2,300,000 and $3,450,000, based on the achievement of applicable performance goals over the calendar year during which the award is granted (the "Tranche B awards"); (iii) annual performance awards for 2016 through 2019, the value of each providing the opportunity to vest in common stock of the Company with a value of $500,000 (the "Tranche C awards"); and (iv) a one-time RSU award with a grant date fair value of $800,000 on January 1, 2016 based on achievement by the Company of positive Adjusted EBITDA in 2016 (the "Additional award"). The Tranche A awards vest and become payable, subject to continued service to the Company and attainment of the performance target, on January 2 of the year following the year of grant. The Tranche B awards vest and become payable (to the extent earned and subject to continued service to the Company) in substantially equal installments, on January 2 of each of the three years following the year of grant. The Tranche C awards vest, subject to the attainment of applicable performance goals and continued service to the Company, on January 2 of the year following the year of grant. The Additional award was subject to achievement by the Company of positive Adjusted EBITDA in 2016, which was attained, and the first of four pro rata installments vested on January 2, 2017. The remaining three installments will vest on January 2 of 2018, 2019 and 2020, subject to continued service to the Company.
The Dameris Employment Agreement also provides for payments and benefits upon a qualifying termination of employment, as described in further detail under “Payments upon Termination or Change in Control” below. Further, the Dameris Employment Agreement provides for the clawback, repayment or recapture of incentive compensation by the Company as required by law and as required by an applicable clawback policy adopted by the Company to comply with law or regulation if our financial statements are restated.

Other Named Executive Officers

All of our other named executive officers have entered into employment agreements with the Company. Under the terms of their employment agreements, Messrs. Pierce, Hanson, Blazer and McGowan are or were entitled to a minimum annual base salary, subject to annual increases thereafter. Messrs. Pierce, Hanson, Blazer and McGowan and their legal dependents are or were entitled to participate in our incentive, savings, retirement and welfare plans. In addition, each of their employment agreements includes or included the following provisions:

Edward L. Pierce

Mr. Pierce entered into an employment agreement with the Company on September 1, 2012 when he assumed the position of Chief Financial Officer. Mr. Pierce’s employment agreement provides for a potential to earn up to 100 percent of his base salary based on achievement of targets and over-achievement of targets, though in 2016, this bonus potential was 120 percent. Pursuant to his employment agreement, Mr. Pierce is eligible to receive reimbursement for actual, properly substantiated expenses incurred in connection with: a monthly automobile allowance in the amount of $450, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500.

In connection with entering into an employment agreement with Mr. Pierce, the Company granted him: (i) a stock option covering 75,000 shares of our common stock; (ii) an RSU award covering a number of shares with a value of $146,666 on September 1, 2012; and (iii) an RSU award covering a number of shares valued at $440,000 on January 2, 2013. Each of these grants has fully vested.

Theodore S. Hanson

Mr. Hanson entered into an employment agreement with Apex Systems on January 15, 2008 which was amended on various occasions, most recently on May 15, 2012. Pursuant to his employment agreement, Mr. Hanson served as Chief Financial Officer of Apex Systems, however he subsequently took on additional responsibilities and he is currently the President of On Assignment. Mr. Hanson’s employment agreement provides that he is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually.

Randolph C. Blazer

Mr. Blazer entered into an employment agreement with Apex Systems on January 8, 2007 which was amended on several occasions, most recently on May 15, 2012. Pursuant to his employment agreement, Mr. Blazer serves as President of Apex Systems. Mr. Blazer’s employment agreement provides that he is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually.

Michael J. McGowan

At the end of 2016, Mr. McGowan elected to retire. On December 30, 2016, the Company entered into an agreement with Mr. McGowan that provided for his retirement and transition of duties to Mr. Hanson. The agreement provided that he receive one year annual base salary and reimbursement of a portion of the cost of his Consolidated Omnibus Budget Reconciliation Act ("COBRA") benefits per the terms of his employment agreement, and in addition, the Compensation Committee approved the acceleration of 47,045 RSUs, which was all of his outstanding annual RSU grants that otherwise would have vested in 2018 and 2019 had he met applicable time- and performance-vesting requirements, and one-half of the long-term retention grant issued to him in October 2015 that otherwise would have vested in 2019 and 2020 had he met applicable time- and performance-vesting requirements.

Prior to December 30, 2016, Mr. McGowan's employment agreement had stated that he was eligible to receive an annual cash bonus with a potential to earn up to 100 percent of his base salary based on achievement of targets (50 percent of bonus opportunity) and over-achievement of targets (50 percent of bonus opportunity, on a sliding scale), though for 2016, this bonus potential was 140 percent of his base salary. Also pursuant to that employment agreement, Mr. McGowan had been eligible to receive reimbursement for actual expenses incurred in connection with a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth outstanding equity award information with respect to each named executive officer as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(21)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(21)
Peter T. Dameris
					20,627	(2)	910,908
					64,596	(3)	2,852,559
					18,700	(4)	825,792
					18,700	(5)	825,792
					80,645	(6)	3,561,283
					10,024	(7)	442,672
Edward L. Pierce	75,000		16.51(1)	9/1/2022
					2,558	(8)	112,961
					5,413	(9)	239,038
					9,817	(10)	433,519
								22,527	(22)	994,792
					1,705	(11)	75,293
					1,805	(12)	79,709	1,804	(12)	79,665
					2,182	(13)	96,357	4,363	(13)	192,670
Theodore S. Hanson
					2,507	(14)	110,709
					3,383	(9)	149,393
					10,519	(10)	464,519
								22,527	(22)	994,792
					1,672	(15)	73,836
					1,128	(12)	49,812	1,127	(12)	49,768
					2,338	(13)	103,246	4,674	(13)	206,404
Randolph C. Blazer
					2,507	(14)	110,709
					1,463	(14)	64,606
					5,382	(9)	237,669
					15,427	(10)	681,256
								49,560	(22)	2,188,570
					1,672	(15)	73,836
					975	(15)	43,056
					1,794	(12)	79,223	1,794	(12)	79,223
					3,429	(13)	151,425	6,856	(13)	302,761
Michael J. McGowan
					2,906	(8)	128,329
					6,151	(16)	271,628
					24,780	(17)	1,094,285	24,780	(17)	1,094,285
					15,427	(18)	681,256
					1,938	(11)	85,582
					4,101	(19)	181,100
					10,285	(20)	454,185

(1)	Represents the closing price of a share of the Company’s common stock on the NYSE on the option grant date.
(2)	This 2014 RSU award was earned at 67.58 percent, based on achievement of certain 2014 performance objectives. On January 4, 2017, these RSUs vested.
(3)
This 2015 RSU award was earned at 100 percent, based on achievement of certain 2015 performance objectives. One-half of the remaining unvested RSUs vested on January 4, 2017, and the last tranche will vest on January 4, 2018, subject to continued service to the Company.

(4)
This Tranche A award of RSUs was earned at 100 percent, based on achievement of certain 2016 performance objectives. On February 9, 2017, performance on these RSUs was certified and they were released.

(5)
This Additional award of RSUs was earned at 100 percent, based on achievement of certain 2016 performance objectives. On February 9, 2017, performance was certified by the Compensation Committee and one-fourth of the RSUs were released. The remaining RSUs will vest pro rata on January 2 of 2018, 2019 and 2020, subject to continued service to the Company.

(6)
This Tranche B award of RSUs was earned at 100 percent, based on 2016 achievement of certain performance objectives. On February 9, 2017, performance was certified by the Compensation Committee and the first third of the RSUs vested. The remaining RSUs will vest pro rata on January 2 of 2018 and 2019, subject to continued service to the Company.

(7)	This Tranche C award of RSUs was earned at 93.51 percent, based on achievement of certain 2016 performance objectives. On February 9, 2017, performance for these RSUs was certified and they vested.
(8)	The remaining RSUs for this 2014 award vested on January 2, 2017.
(9)
The performance target for this 2015 RSU award was earned at 100 percent based on achievement of certain 2015 performance objectives. One-half of the remaining RSUs vested on January 2, 2017, and the last tranche will vest on January 2, 2018, subject to continued service to the Company.

(10)
The performance target for this 2016 RSU award was earned at 100 percent, based on achievement of certain 2016 performance objectives. On February 9, 2017, performance was certified for these RSUs and the first third vested. Half of the remaining RSUs will vest on each of January 4, 2018 and 2019, subject to continued service to the Company.

(11)
The remaining third of this 2014 RSU award was earned at 100 percent based on achievement of certain 2016 performance objectives. On February 9, 2017, performance on these RSUs was certified and they vested.

(12)
The second third of this 2015 RSU award was earned at 100 percent, based on achievement of certain 2016 performance objectives. On February 9, 2017, performance for one-half of the remaining RSUs was certified and the RSUs vested, and the remainder will vest on January 2, 2018 subject to attainment of performance goals for 2017 and continued service of the Company.

(13)
The first third of this 2016 RSU award was earned at 100 percent, based on achievement of certain 2016 performance objectives. On February 9, 2017, performance was certified for the first third of these RSUs and they vested. Half of the remaining RSUs will vest on each of January 4, 2018 and 2019, subject to attainment of performance goals for 2017 and 2018, respectively, and continued service to the Company.

(14)	The remaining RSUs for this 2014 award will vest on May 15, 2017, subject to continued service to the Company.
(15)
This remaining third of this 2014 RSU award was earned at 100 percent based on achievement of certain 2016 performance objectives. Performance has been certified and these RSUs will vest on May 15, 2017, subject to continued service to the Company.

(16)
The performance target for this 2015 RSU award was earned at 100 percent, based on achievement of certain 2015 performance objectives. One-half of these RSUs vested on January 2, 2017, and the remainder were accelerated by the Compensation Committee and released on January 6, 2017.

(17)
This long-term RSU award was subject to achievement of a performance target over a three-year period beginning on January 1, 2016, however one-half of the RSUs set forth in the table above were accelerated by the Compensation Committee and were released on January 6, 2017. The other half of the RSUs were forfeited as of the same date.

(18)
The performance target for this 2016 RSU award was earned at 100 percent based on achievement of certain 2016 performance objectives. On February 9, 2017, performance was certified for the first third of these RSUs and these RSUs were released. The Compensation Committee accelerated the vesting of the remaining two-thirds of this grant, and these RSUs were vested and released on January 6, 2017.

(19)
The second third of this 2015 RSU award was earned at 100 percent based on achievement of certain 2016 performance objectives. On February 9, 2017, performance of these RSUs was certified and one-half of the remaining shares were released. The Compensation Committee accelerated the vesting of the remaining portion of this grant, and these RSUs were vested and released on January 6, 2017.

(20)
The first third of this 2016 RSU award was earned at 100 percent based on 2016 achievement of certain 2016 performance objectives. On February 9, 2017, performance of these RSUs was certified and one-third of the RSUs were released. The Compensation Committee accelerated the vesting of the remaining portion of this grant, and these RSUs were vested and released on January 6, 2017.

(21)	The market value of the RSUs that have not yet vested as of December 31, 2016 were determined by multiplying the outstanding number of RSUs by $44.16, the closing price of our stock on that day.
(22)
This RSU award will vest one-half on each of October 29, 2019 and 2020, subject to achievement of a performance target over the three-year period beginning on January 1, 2016, and further subject to continued service to the Company.

2016 OPTION EXERCISES AND STOCK VESTED

The table below sets forth information concerning the exercise of option awards and vesting of restricted stock units during 2016 by our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Peter T. Dameris	—	—	151,474	$5,420,160
Edward L. Pierce	—	—	15,987	574,635
Theodore S. Hanson	—	—	14,434	488,271
Randolph C. Blazer	—	—	19,005	642,936
Michael J. McGowan	120,000	2,856,647	19,651	702,795

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Described below are the arrangements the Company has entered into with each of our named executive officers, and the estimated payments and benefits that would be provided under such arrangements, assuming that the named executive officer’s employment was terminated under certain circumstances as of December 31, 2016 and, where applicable, a change in control of the Company occurred on that date, using the closing price of our common stock on December 31, 2016 ($44.16 per share). In each case, the executive officer’s right to receive severance benefits is subject to his execution of a valid and binding release agreement and contingent upon his continued adherence to certain confidentiality and non-solicitation agreements. As of December 31, 2016, Mr. McGowan was not eligible to receive benefits upon a termination of his employment or in the event of a change in control, and therefore he is not included in the discussion below. However, as discussed in the section entitled "Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table - Employment Agreements" on page 36 above, the Company entered into an agreement with Mr. McGowan on December 30, 2016 providing that on his termination date which was January 6, 2017, he would receive one year annual base salary of $630,630 paid biweekly, reimbursement of a portion of the cost of his COBRA benefits estimated to be $16,507, and the acceleration of 47,045 RSUs with a fair market value of $2,077,507 on December 31, 2016.

Chief Executive Officer

Dameris Employment Agreement - Under the Dameris Employment Agreement, upon a termination of Mr. Dameris’ employment by the Company “without cause” or by Mr. Dameris for “good reason” (each, as defined in the agreement), in addition to his accrued obligations, Mr. Dameris would be entitled to: (1) continuation payments totaling 150 percent of his annual base salary, over a period of 18 months following such termination; (2) a cash lump sum in an amount equal to the aggregate premiums that the Company would have paid over 18 months for basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance, each as in effect on the date of termination; and (3) during the 18-month period, subject to Mr. Dameris’ proper election to continue healthcare coverage under COBRA, payment of his COBRA premiums.

If Mr. Dameris’ employment terminates due to his death, “disability” (as defined in the Dameris Employment Agreement), termination by the Company without cause, or termination by Mr. Dameris for good reason (each a “qualifying termination”), then under the Dameris Employment Agreement, Mr. Dameris or his estate is entitled to: (1) disability income or life insurance payments from insurance policies maintained by the Company (other than any “key man” life insurance policy); and (2) payment of an amount equal to 100 percent of Mr. Dameris’ base salary payable over 12 months following the termination date in equal installments.

The Dameris Employment Agreement also provides that upon a qualifying termination: (1) each Tranche A award and Tranche B award will be governed by the terms and conditions of the applicable award agreement; (2) a Tranche C award that has not vested as of the termination date will be eligible to vest on a pro-rated basis (based on number of days worked), based on actual achievement of applicable performance goals, on the January 2 immediately following the termination date; and (3) each long-term incentive award granted to Mr. Dameris pursuant to his prior employment agreement will be governed by the terms and conditions of the applicable award agreement and prior employment agreement. Upon the death, disability or termination of Mr. Dameris' employment by the Company without cause, the Additional RSU award would vest in full. If Mr. Dameris experiences a qualifying termination in the first 90 days of any calendar year during the term of the agreement, any long-term incentive awards that would otherwise be granted with respect to such calendar year will be granted to Mr. Dameris and will be treated as set forth in this paragraph above.

Change in Control Agreement - Under Mr. Dameris' change of control agreement, the Dameris CIC Agreement, Mr. Dameris will be provided compensation and benefits if his employment is involuntarily terminated within 18 months following a change of control. He would be entitled to receive the following amounts for an involuntary termination of employment which occurs within 18 months after a change in control (as defined in the Dameris CIC Agreement):  (1) all then-accrued compensation (earned and unpaid salary, reimbursement of expenses) and a pro rata portion (based on number of days worked) of Mr. Dameris’ “target bonus” (as defined in the agreement) for the year in which the termination is effected; (2) three times Mr. Dameris’ then-current base salary plus target bonus for the year in which the termination is effected; (3) continuation of Mr. Dameris’ then-current automobile allowance for a period of up to 18 months following the date of termination; (4) Company-paid healthcare continuation coverage for up to 18 months following the termination date; (5) a cash amount equal to the aggregate premiums that the Company would have paid for 18 months of basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance coverage, each as in effect on the date of termination; (6) continued contributions to the Company’s retirement plans for 18 months following the date of termination; and (7) reimbursement up to $15,000 for outplacement services. Further, any unvested stock options or other equity awards would become fully vested and exercisable.

No changes were made to equity grants that were outstanding at the time the Dameris CIC Agreement was entered into in November 2015. Therefore, immediately prior to a change in control and regardless of whether Mr. Dameris is terminated upon or following the change in control transaction, these earlier grants would become fully vested and exercisable. This acceleration provision is not included in grants made in 2016 or thereafter. The agreement contains a best pay cap provision for any excess parachute payments under Code Section 280G.
Following a change in control, if the employment of Mr. Dameris is terminated for “cause” (as defined in the Dameris CIC Agreement) or Mr. Dameris resigns other than in connection with an involuntary termination or due to death or disability, the Dameris CIC Agreement will terminate. The estimated payments or benefits which would have been paid to Mr. Dameris in the event of a change in control and/or other termination of employment on December 31, 2016 are as follows:

Peter T. Dameris	Termination Without Cause or for Good Reason ($)	Involuntary Termination After CIC ($)	Disability ($)	Death ($)

Incremental Amounts Payable upon Termination Event
Pro Rata Bonus(1)	-	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	1,389,000	5,556,000	926,000	926,000
Value of Accelerated RSUs	8,593,214	9,449,730	8,593,214	8,593,214
Insurance Premium Costs	37,227	37,227	-	-
Insurance Benefits in Case of Long Term Disability or Death	-	-	up to 336,000	300,000
Total Automobile Allowance	-	8,100	-	-
Outplacement Services	-	up to 15,000	-	-
Total Severance, Benefits and Accelerated Equity	10,019,441	15,066,057	9,855,214	9,819,214

(1)	Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. Mr. Dameris earned a cash incentive bonus of $1,852,000 in 2016.

Chief Financial Officer

Termination under Employment Agreement - Under Mr. Pierce’s employment agreement, upon a termination of employment by the Company “without cause” (as defined in his employment agreement) including nonrenewal of his employment agreement, in addition to his accrued obligations, Mr. Pierce will be entitled to: (1) continuation of 100 percent of his annual base salary for a period of 12 months following such termination; (2) any earned but unpaid annual bonus; and (3) reimbursement of up to $80,000 in moving expenses within a prescribed time frame. If Mr. Pierce’s employment terminates because of his death or disability, Mr. Pierce (or his estate) will be entitled to receive payment equal to 100 percent of his base salary payable over 12 months in equal installments.

In the event of a termination in connection with a change in control, the severance provisions of Mr. Pierce’s employment agreement will be superseded by his Executive Change of Control Agreement (described below).

Change in Control Agreement - Mr. Pierce's change of control agreement, the Pierce CIC Agreement, governs if Mr. Pierce’s employment is involuntarily terminated in connection with a change in control. Pursuant to the agreement, Mr. Pierce will be entitled to receive the following amounts for an involuntary termination of employment which occurs within six months and 10 days after a change in control, in addition to any accrued but unpaid amounts (including any earned but unpaid annual bonus for the year prior to the year in which the termination occurs) and subject to delivery of an effective release of claims in favor of the Company: (1) a pro-rata bonus for the year in which the termination occurs; (2) an amount equal to 2.5 multiplied by the sum of Mr. Pierce’s base salary and “target bonus” (as defined in the Pierce CIC Agreement); (3) continuation of Mr. Pierce’s car allowance for 18 months following the termination date; (4) Company-paid healthcare continuation coverage for up to 18 months following the termination date; (5) an amount equal to the premiums the Company would have paid for basic life insurance and disability insurance, had he remained employed for 18 months following the termination date; and (6) reimbursement of up to $15,000 for outplacement services. In addition, any outstanding stock options held by the Chief Financial Officer as of the termination date will remain outstanding as though he had remained employed by the Company until the 18-month anniversary of the termination date (but in no event will any option be exercisable beyond its maximum term). Immediately prior to a change in control, all outstanding Company stock options, restricted stock and stock units held by the executive will become fully vested (and, in the case of options, remain exercisable for an extended period).

Also pursuant to the Pierce CIC Agreement, immediately prior to a change in control and regardless of whether Mr. Pierce is terminated upon or following the change in control transaction, all stock options and other unvested equity awards then held by Mr. Pierce will become fully vested and exercisable. The agreement contains best pay cap provision for any excess parachute payments under Code Section 280G.
Following a change in control, if the employment of Mr. Pierce is terminated for "cause" (as defined in the Pierce CIC Agreement) or Mr. Pierce resigns other than in connection with an involuntary termination or due to death or disability, the Pierce CIC Agreement will terminate.

The estimated payments or benefits which would have been paid to Mr. Pierce in the event of a change in control and/or other termination of employment on December 31, 2016 are as follows:

Incremental Amounts Payable upon Termination Event	Termination Without Cause ($)	Involuntary Termination After CIC ($)	Disability ($)	Death ($)

Pro Rata Bonus(1)	-	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	530,000	2,120,000	530,000	530,000
Value of Accelerated RSUs	-	2,304,048	-	-
Insurance Premium Costs	-	26,291	-	-
Insurance Benefits in Case of Long Term Disability or Death	-	-	up to 336,000	300,000
Total Relocation Expenses	80,000	-	-	-
Total Automobile Allowance	-	8,100	-	-
Outplacement Services	-	up to 15,000	-	-
Total Severance, Benefits and Accelerated Equity	610,000	4,473,439	866,000	830,000

(1)	Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. Mr. Pierce earned a cash incentive bonus of $636,000 in 2016.

Hanson and Blazer - Termination Under Employment Agreements and CIC Severance Plan

Hanson and Blazer - Termination under Employment Agreement - If the Company terminates the employment of either of Messrs. Hanson or Blazer without “cause” (as defined in their employment agreements) or if their employment terminates due to disability during their employment period, the executive officer is entitled to receive, in addition to accrued obligations and subject to reduction in certain circumstances: (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; and (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination. In the event of death, the estates of Messrs. Hanson and Blazer are entitled to their accrued obligations and salary continuation for 12 months.

Hanson and Blazer - Termination Pursuant to a Change in Control - If the employment of Messrs. Hanson or Blazer is involuntarily terminated following a “change in control,” benefits will be determined in accordance with the Company’s CIC Severance Plan. Pursuant to the CIC Severance Plan, upon an involuntary termination within 18 months of a “change in control transaction,” each of Messrs. Hanson and Blazer are entitled to receive: (1) a pro rata bonus for the year of termination which equals 100 percent of the “target bonus” for the executive officer for the year of termination times the pro rata portion of the year the executive worked prior to his termination; (2) 275 percent of his annual salary and target bonus in effect at the time of the involuntary termination; and (3) a lump-sum payment equaling an after tax calculation of the cost of 18 months of COBRA premiums for the medical, dental and/or vision coverage he received at the time of the termination. Payments to the executive officers under the CIC Severance Plan are reduced if necessary to avoid any excise tax that may be imposed. “Change in control,” “change in control transaction,” and “target bonus” have the meanings set forth for those terms in the CIC Severance Plan.

The estimated payments or benefits which would have been paid to each of Messrs. Hanson and Blazer in the event of his termination on December 31, 2016 under the specified circumstances are as follows:

	Termination Without Cause ($)	Involuntary Termination After CIC ($)	Death or Disability ($)
Theodore S. Hanson
Incremental Amounts Payable Upon Termination Event
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	480,000	2,244,000	480,000
Insurance Premium Costs	23,223	34,834	23,223
Total Severance and Benefits(2)	503,223	2,278,834	503,223

Randolph C. Blazer
Incremental Amounts Payable Upon Termination Event
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	716,625	3,350,222	716,625
Insurance Premiums Costs	23,223	34,834	23,223
Total Severance and Benefits	739,848	3,385,056	739,848

(1)
Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. The bonuses earned by the executive officers for 2016 are as follows: Mr. Hanson, $672,000; and Mr. Blazer, $986,748.

(2)	In the case of long term disability, Mr. Hanson would receive insurance benefits of $13,500 per month for the duration of his disability, with a maximum duration of payments up to his 65th birthday.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of December 31, 2016 for: (1) all compensation plans previously approved by stockholders; and (2) all compensation plans not previously approved by stockholders:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	1,159,008	$8.61	1,950,197
Equity compensation plans not approved by stockholders (2)	206,766	$16.51	174,975
Total	1,365,774	$12.10	2,125,172

(1)	Consists of our 2010 Incentive Award Plan, as amended (the "Plan") and our Amended and Restated 1987 Stock Option Plan, as amended (the "Prior Plan").
(2)	Consists of our Amended and Restated 2012 Employment Inducement Incentive Award Plan, as amended (the "Inducement Plan").
(3)
Outstanding RSUs vest and convert to shares of common stock without the payment of consideration. Therefore the weighted-average exercise price of outstanding options, warrants and rights excludes RSUs issued under the equity compensation plans. As of December 31, 2016, there were 1,064,089 RSUs outstanding under the Plan and 131,766 RSUs outstanding under the Inducement Plan.

INDUCEMENT AWARD PROGRAMS

2007 Inducement Awards

On January 31, 2007, Mr. McGowan and another executive officer were granted nonqualified stock options to purchase 120,000 and 100,024 shares of the Company’s common stock, respectively. The option grants were provided as an inducement to their entering into employment with the Company and were granted outside of the Company’s stockholder-approved equity plans pursuant to stock exchange rules. These stock options are fully vested and the remaining options were exercised in 2016.

2012 Employment Inducement Incentive Award Plan

In May 2012 our Board adopted the Inducement Plan. Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan is not required as a condition of the effectiveness of the Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.
Eligibility and Administration
Only certain prospective employees of the Company are eligible to participate in the Inducement Plan. The Inducement Plan is administered by our Compensation Committee. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Inducement Plan, subject to its express terms and conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors and the authority to grant awards under the Inducement Plan may not be delegated.
Limitation on Awards and Shares Available
The maximum number of shares of common stock authorized for issuance under the Inducement Plan is 1,235,861 shares (the “Inducement Plan Share Limit”), and as of March 31, 2017, there are 172,642 shares remaining available for issuance under the plan. Shares issued under the Inducement Plan may be treasury shares or authorized but unissued shares.
The following types of shares are added back to the available share limit under the Inducement Plan: (x) shares subject to awards that are forfeited, expire or are settled for cash and (y) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the Inducement Plan: (A) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise, (B) shares purchased on the open market with the cash proceeds from the exercise of options and (C) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award.
Awards granted under the Inducement Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction will not reduce the shares authorized for grant under the Inducement Plan.
Awards
The Inducement Plan provides for the grant of stock options, including non-qualified stock options, restricted stock, dividend equivalent awards, stock payment awards, deferred stock, RSUs, performance awards, performance share awards, stock appreciation rights, and other incentive or cash awards. Certain awards under the Inducement Plan may constitute or provide for a deferral of compensation, subject to Code Section 409A, which may impose additional requirements on the terms and conditions of such awards. All awards are to be set forth in award agreements, which detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100 percent of the fair market value of the underlying share on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to stock options, and may include continued service, performance and/or other conditions.

•
Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100 percent of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.

•
Restricted Stock; Deferred Stock; RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Dividends will not be paid on restricted stock awards unless and until the shares vest. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Vesting conditions determined by the plan administrator may apply to restricted stock, deferred stock, RSUs and performance shares, and may include continued service, performance and/or other conditions.

•
Stock Payments; Other Incentive Awards and Cash Awards. Stock payments are awards of fully-vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

•
Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Certain Transactions
The plan administrator has broad discretion to equitably adjust the provisions of the Inducement Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards. In the event of a change in control of On Assignment (as defined in the Inducement Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for outstanding awards, then all awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants; Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Inducement Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Stockholder Approval; Plan Amendment and Termination
Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan was not required as a condition of the effectiveness of the Inducement Plan. The Board may amend or terminate the Inducement Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval will be required for any amendment that “reprices” any stock option or SAR (including any grant of cash or another award in respect of any stock option or SAR when the option or SAR price per share exceeds the fair market value of the underlying shares).

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders the opportunity to cast an advisory, non-binding vote on executive compensation disclosed in this Proxy Statement and as required by Item 402 of Regulation S‑K. Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the 2016 compensation paid to On Assignment, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success. We attempt to accomplish this goal in a way that aligns with the long-term interests of our stockholders. We are committed to responsible compensation practices and structures and strive to balance the need to compensate our employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of sound business practice and performance metrics that reward long-term success. This advisory vote is referred to as “say-on-pay.” In light of the fact that a majority of the votes cast at our annual meeting of stockholders held in June 2011 voted in favor of holding an annual advisory vote, our Board has decided that we will hold an annual advisory vote on the compensation of our named executive officers. We are submitting the frequency vote on executive compensation as a separate proposal to this Proxy Statement.

The Executive Compensation Discussion and Analysis of this Proxy Statement summarizes our executive compensation program and the Compensation Committee’s decisions regarding 2016 compensation. Highlights of the 2016 executive compensation program and our 2016 performance include:

•
In 2016, the Company had the highest revenues and Adjusted EBITDA in its history on a reported and pro forma basis. Revenues grew to $2.4 billion representing a pro forma increase of $261.5 million or 12.0 percent over the prior year. Net income was $97.2 million in 2016, compared with $97.7 million in 2015 (2015 net income included $27.7 million gain on sale of discontinued operations, net of income taxes). Adjusted EBITDA for purposes of determining performance targets grew to $287.4 million representing an increase of $47.0 million, or 19.5 percent over the prior year, which is significantly higher than the four percent growth rate projected for the staffing industry overall for 2016. Cash incentive bonuses and performance-based vesting RSUs granted to our named executive officers in 2016 were substantially earned and vested based on our strong financial performance.

•
In September 2016, the Compensation Committee recommended to the Board, and the Board approved, stock ownership guidelines for executive officers that include a holding requirement for a certain number of shares with a fair market value equal to a multiple of the executive officer's base salary.

•
Amendments were made to Mr. Dameris' employment and change in control agreements by the Compensation Committee and Mr. Dameris in November 2015 that went into effect with his 2016 compensation. The amendments incorporated a number of corporate governance best practices such as:

◦
Mr. Dameris agreed to remove his modified single trigger change of control arrangement, and the agreement now provides for double-trigger severance protection (i.e., only upon a qualifying involuntary termination that occurs within 18 months following a change of control);

◦	Equity awards granted to Mr. Dameris after November 2015 will not accelerate automatically upon a change of control, and instead are subject to a double trigger;

◦	Mr. Dameris is no longer eligible to receive severance payments and benefits upon our decision not to renew the term of his employment agreement; and

◦
The tax gross-up provision on severance payments and benefits payable to Mr. Dameris in connection with a change of control was replaced with a best pay cap provision that will not pay out a grossed-up amount to cover taxes for Mr. Dameris.

•
In 2016, all equity awards granted to named executive officers were conditioned upon the achievement of performance targets, as well as continued service by the named executive officers to the Company through specified vesting dates.

•
The Compensation Committee has placed a strong emphasis on performance-based compensation, with the majority of the annual cash compensation opportunity for all named executive officers being based upon achievement of performance targets.

•
As noted above, the named executive officers received equity awards in the form of RSUs in 2016, all of which are earned based on achievement of specified performance goals that we believe correlate to increased shareholder value; if such goals are achieved, the awards will vest over a period of time, which aligns with the long-term interests of our stockholders. These RSU awards are intended as a long-term incentive and should be viewed as compensation over the vesting period not as compensation only for 2016.

•
The Compensation Committee incorporated clawback language into the 2016 bonus program which covers all named executive officers performance-based compensation. The provision would subject any bonuses or equity awards to a clawback policy adopted by the Company to the extent required to comply with applicable law or securities exchange listing standards.

Stockholders are urged to read the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement because these sections discuss our compensation philosophy and practices in detail.

The advisory vote set forth in this Proposal Two is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders. The Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

Vote Required

Approval of Proposal Two requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The Board unanimously recommends a vote FOR Proposal Two.

PROPOSAL THREE – ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to cast an advisory vote on whether future say-on-pay votes should occur every year, every two years or every three years pursuant to Rule 14a-21(b) of the Exchange Act. This vote (also known as “say-when-on-pay”) would occur at annual stockholder meetings or during special stockholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting. Under this advisory vote, stockholders may choose to have the say-on-pay vote every year, every two years, every three years or may abstain from voting. We submitted our first frequency proposal to stockholders at the 2011 annual meeting of stockholders and at that meeting, the largest number of shares cast were cast in favor of the frequency vote being held on an annual basis. We subsequently determined to hold the advisory vote on executive compensation every year.

The Board believes that a say-on-pay vote every year allows stockholders to express their views on the Company’s executive compensation program annually, which the Board believes to be desirable in light of the fact that executive compensation disclosures are made annually. Such an annual advisory vote is consistent with our corporate governance and compensation philosophy and practice of open communication with our stockholders.

The advisory vote set forth in this Proposal Three is not binding upon the Company and the Board may decide that it is in our and our stockholders’ best interests to hold the say-on-pay vote more or less frequently than the option approved by our stockholders. However, the Board values the opinions expressed by stockholders and therefore will consider the outcome of this vote when determining the frequency of say-on-pay votes.

Vote Required

Approval of any frequency alternative under Proposal Three requires a vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.  If none of the frequency alternatives (every year, every two years or every three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by our shareholders.

Board Recommendation

The Board unanimously recommends that stockholders vote to hold say-on-pay votes EVERY YEAR (as opposed to every two years or every three years).

PROPOSAL FOUR – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP as our independent registered public accounting firm to audit On Assignment’s consolidated financial statements for the fiscal year ending December 31, 2017, and is asking stockholders to ratify this appointment at the Annual Meeting.

Deloitte & Touche LLP has audited our consolidated financial statements annually since 1986. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Information regarding fees billed by Deloitte & Touche LLP for the years ended December 31, 2016 and December 31, 2015 is set forth herein.

Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may ultimately determine to retain Deloitte & Touche LLP as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of On Assignment and its stockholders.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by Deloitte & Touche LLP for the audit of On Assignment’s financial statements for fiscal years 2016 and 2015, and fees billed for tax and all other services rendered by Deloitte & Touche LLP for fiscal years 2016 and 2015:

	2016	2015
Audit Fees (1)	$2,657,500	$2,325,700
Audit-related Fees (2)	$—	$313,500
Tax Fees (3)	$—	$29,200

(1)    Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings and the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

(2) Represents fees for services provided to On Assignment that are for assurance and related services and are reasonably related to the performance of the audit or review of our financial statements. These services include but are not limited to, due diligence. None of these fees were for services related to the design or implementation of financial information systems.

(3) Represents fees for services provided in connection with On Assignment’s tax services concerning foreign income tax compliance primarily in Europe.

Vote Required

The ratification of the appointment of Deloitte & Touche LLP requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

Our Board unanimously recommends that our stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

REPORT OF THE AUDIT COMMITTEE

To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act or the Exchange Act, this section entitled “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

The Audit Committee consists of Mr. Callaghan, Mr. Jones, Ms. Joliet and Mr. Kittrell, who serves as Chairman. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Pre-approval of Audit and Non-Audit Services

All audit-related services, tax services and other services performed by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte & Touche LLP’s independence in the conduct of its auditing functions. The Audit Committee Charter, most recently amended on September 21, 2016, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations, and the requirements of the NYSE. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

Filing of Audited Financial Statements with Annual Report for 2016

The Audit Committee reviewed and discussed On Assignment’s audited consolidated financial statements for the year ended December 31, 2016 with management. The Audit Committee also discussed with Deloitte & Touche LLP, On Assignment’s independent registered public accounting firm, the accountant’s responsibilities, any significant issues arising during the audit and other matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and letter from On Assignment’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’ communications with the Audit Committee concerning independence and has discussed with On Assignment’s accountants its independence. Based on its review of such documents and the discussions noted above, the Audit Committee recommended to the Board that On Assignment’s consolidated financial statements for the year ended December 31, 2016 be included in its Annual Report on Form 10-K for that fiscal year for filing with the SEC.

Respectfully submitted,

Marty R. Kittrell, Chairman
Brian J. Callaghan
Mariel A. Joliet
Jeremy M. Jones

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for review, approval or ratification of specific transactions involving the Company in which a “related person” has a direct or indirect material interest. Under SEC rules, “related persons” include directors, officers, nominees for director, five percent stockholders and their immediate family members. Information about our directors and executive officers and persons related to them is collected and updated through annual Directors and Officers Questionnaires. Directors and executive officers provide the names of the entities with which they, and their immediate family members, are affiliated, including board memberships, executive officer positions and charitable organizations. As needed, the Company’s legal department prepares requests for pre-approval or ratification of transactions or relationships involving related persons or parties with which the Company expects to do business. The Audit Committee reviews these requests and, if appropriate, pre-approves or ratifies each transaction or relationship and/or an annual spending limit for the same. In the last couple of years, there have been two transactions which have been reviewed by the Audit Committee pursuant to the process outlined above.

The first transaction relates to property leases. Apex Systems leases three properties located in Glen Allen, Virginia for its corporate headquarters. Two of these properties, Cox Road and Sadler Place, are owned by ASI Partners, LLC and ASI Partners Sadler Place, LLC, respectively. These entities are wholly owned by Messrs. Callaghan, Hanson, Sheridan, and Veatch. The leases for the Cox Road and Sadler Place properties were renegotiated and renewed effective January 1, 2015 with 10-year lease terms. Rent paid for these properties aggregated approximately $1.2 million in 2016 and $1.1 million in 2015, which for 2016 was approximately $378,000 for each of Messrs. Callaghan, Sheridan and Veatch, and $60,000 for Mr. Hanson.

The second transaction relates to the employment of Christopher Hanson, Consulting Services Director for Apex Systems and brother of Theodore Hanson, our President. Mr. C. Hanson does not report to, nor is his compensation reviewed or directed by, Mr. T. Hanson.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each of our directors and officers and each beneficial owner of more than 10 percent of a registered class of our equity securities to file with the SEC reports of beneficial ownership and subsequent reports regarding changes in such ownership. Based on our records and other information, we believe that each person who was subject to Section 16(a) during 2016 filed on a timely basis all such reports required for the year, with the exception of the reporting of two gifts by Mr. Dameris in December 2016.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

On Assignment files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F. Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of reports, proxy statements or other information concerning us, including any document incorporated by reference in this Proxy Statement, on our website at www.onassignment.com or, without charge, by written or telephonic request directed to us at On Assignment, Inc., Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-3136. If you would like to request documents, please do so by May 29, 2017 in order to receive them before the Annual Meeting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting:

Company Filings:	Period (if applicable):
Annual Report on Form 10-K	Year ended December 31, 2016

A copy of On Assignment’s Annual Report to Stockholders for the year ended December 31, 2016 on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting, or was referenced in the Notice of Internet Availability of Proxy Materials. Stockholders may obtain by first class mail or other equally prompt means within one business day of receipt of such request an additional copy of this report, without charge, by written or telephonic request to the Investor Relations group at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900.

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders intend to present at the 2018 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be received at On Assignment’s principal executive offices in Calabasas, California no later than December 21, 2017, for inclusion in the proxy material for that meeting. Pursuant to On Assignment’s Bylaws, proposals submitted other than pursuant to Rule 14a-8 or director nominations, must be delivered to the Secretary not less than 30 days nor more than 60 days prior to the date of the meeting. Proposals for director nominations must be delivered to the Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2017 annual meeting. Stockholder notices should be delivered to the Secretary at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301.

MISCELLANEOUS

The cost of soliciting proxies on behalf of the Board will be borne by On Assignment. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of On Assignment and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. On Assignment intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

By Order of the Board,

Secretary

/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
April 20, 2017
Calabasas, California

ANNEX A

Performance Target Adjusted EBITDA Calculation
for the Year Ended December 31, 2016

Net income	$97,201,222
Income from discontinued operations, net of income taxes	(5,174)
Interest expense	32,326,639
Provision for income taxes	60,202,573
Depreciation	22,621,581
Amortization of intangible assets	39,628,057
EBITDA	251,974,898
Equity-based compensation	27,024,230
Acquisition, integration and strategic planning expenses	6,033,883
Adjusted EBITDA	285,033,011
Non-recurring items added back for performance target calculations (includes litigation expenses, adjustments for the effect of changes in foreign exchange rates, and net loss on sale of fixed assets)	2,320,016
Performance Target Adjusted EBITDA	$287,353,027

A-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02KZCC 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowC Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION + A For Against Abstain 2. Non-binding advisory vote to approve the Company’s executive compensation for the year ended December 31, 2016. For Against Abstain 4. Ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017.1 Year 2 Years 3 Years Abstain 3. Non-binding advisory vote on the frequency of future advisory votes on executive compensation. Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 4, and ONE YEAR for Proposal 3. 01 - Peter T. Dameris 02 - Jonathan S. Holman 03 - Arshad Matin 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain Admission Ticket q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 8, 2017. Vote by Internet • Go to www.envisionreports.com/ASGN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2017 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 8, 2017 James L. Brill or Jennifer Hankes Painter, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of On Assignment, Inc. to be held on June 8, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Peter T. Dameris, FOR Jonathan S. Holman, FOR Arshad Matin, FOR item 2 Non-binding advisory vote to approve the Company’s executive compensation for the year ended December 31, 2016, ONE YEAR for item 3 Non-binding advisory vote on the frequency of future advisory votes on executive compensation and FOR item 4 Ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — On Assignment, Inc. 2017 Annual Meeting Admission Ticket 2017 Annual Meeting of On Assignment, Inc. Stockholders Thursday, June 8, 2017, 9:00 a.m. EDT Ritz Carlton Georgetown 3100 South Street, N.W. Washington D.C. 20007 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

www.envisionreports.com/ASGN Step 1: Go to www.envisionreports.com/ASGN to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.envisionreports.com/ASGN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Meeting Notice 02KZEC + + Important Notice Regarding the Availability of Proxy Materials for the On Assignment, Inc. Stockholder Meeting to be Held on Thursday, June 8, 2017 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: pc Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 29, 2017 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 2 N O T

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/ASGN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials On Assignment, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 29, 2017. Directions to the On Assignment, Inc. 2017 Annual Meeting . Stockholder Meeting Notice On Assignment, Inc.’s Annual Meeting of Stockholders will be held on Thursday, June 8, 2017 at the Ritz Carlton Georgetown, 3100 South Street, N.W., Washington D.C., 20007, at 9:00 a.m. EDT. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2 and 4, and ONE YEAR for Proposal 3: 1. Election of Director nominees Peter T. Dameris, Jonathan S. Holman and Arshad Matin. 2. Non-binding advisory vote to approve the Company’s executive compensation for the year ended December 31, 2016. 3. Non-binding advisory vote on the frequency of future advisory votes on executive compensation. 4. Ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 02KZEC